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                                                                     Exhibit 4.2

                            PRIDE INTERNATIONAL, INC.

                                       and

                              JPMORGAN CHASE BANK,

                                       as Trustee

                              --------------------

                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of July 7, 2004

                              --------------------

                           Supplementing the Indenture
                                   dated as of
                                  July 1, 2004

                          7 3/8% SENIOR NOTES DUE 2014

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                                TABLE OF CONTENTS

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                                                                                                          PAGE
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ARTICLE 1 SUPPLEMENT OF THE ORIGINAL INDENTURE......................................................        1

   Section 1.01.  Supplement to Article I of the Original Indenture.................................        1
   Section 1.02.  Supplement to Article II of the Original Indenture................................       27
   Section 1.03.  Supplement to Article III of the Original Indenture...............................       27
   Section 1.04.  Supplement to Article IV of the Original Indenture................................       32
   Section 1.05.  Supplement to Article V of the Original Indenture.................................       42
   Section 1.06.  Supplement to Article VI of the Original Indenture................................       43
   Section 1.07.  Supplement to Article VIII of the Original Identure...............................       44
   Section 1.08.  Supplement to Article IX of the Original Indenture................................       45
   Section 1.09.  New Article XI....................................................................       45
   Section 1.10.  Effect of Article 1...............................................................       49

ARTICLE 2 THE NOTES.................................................................................       49

   Section 2.01.  Form and Terms....................................................................       49
   Section 2.02.  Designation, Amount, etc..........................................................       50
   Section 2.03.  Transfer of Transfer Restricted  Securities.......................................       50
   Section 2.04.  Restrictive Legend................................................................       52

ARTICLE 3 REPRESENTATIONS OF THE COMPANY............................................................       53

   Section 3.01.  Authority of the Company..........................................................       53
   Section 3.02.  Truth of Recitals and Statements..................................................       53

ARTICLE 4 CONCERNING THE TRUSTEE....................................................................       53

   Section 4.01.  Acceptance of Trusts..............................................................       53
   Section 4.02.  No Responsibility of Trustee for Recitals, Etc....................................       54

ARTICLE 5 MISCELLANEOUS PROVISIONS..................................................................       54

   Section 5.01.  Relation to the Original Indenture................................................       54
   Section 5.02.  Meaning of Terms..................................................................       54
   Section 5.03.  Counterparts of Supplemental Indenture............................................       54
   Section 5.04.  Governing Law.....................................................................       54
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EXHIBIT A:    Form of Note

EXHIBIT B:    Form of Supplemental Indenture

EXHIBIT C:    Certificate  to be Delivered  Upon  Exchange or  Registration  of
              Transfer of Securities Pursuant to Rule 144A, Etc.

EXHIBIT D:    Certificate to be Delivered in Connection with Transfers of
              Securities Pursuant to Regulation S

APPENDIX A:   Form of Registration Rights Agreement

                                       i
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         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of July 7, 2004 is between
Pride International, Inc., a Delaware corporation (the "Company"), and JPMorgan Chase Bank, a New York state banking corporation, as Trustee (the "Trustee") under the Indenture (as defined below).

                              W I T N E S S E T H:

         WHEREAS, the Company has duly authorized the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the "Securities"), which are to be issued in one or more series, and the Company has heretofore made, executed and delivered to the Trustee its Indenture dated as of July 1, 2004 (the "Original Indenture") pursuant to which the Securities are issuable;

         WHEREAS, Sections 2.01, 2.03 and 9.01 of the Original Indenture provide that the form or terms of any series of Securities may be established in an Indenture supplemental thereto, and the Company desires to establish in this First Supplemental Indenture both the form and terms of a series of Securities designated as its 7 3/8% Senior Notes due 2014 (the "Notes"); and

         WHEREAS, all things necessary to authorize the execution and delivery of this First Supplemental Indenture, to establish the Notes as provided for in this First Supplemental Indenture, and to make the Original Indenture, as supplemented by this First Supplemental Indenture and as it may otherwise be supplemented thereafter with applicability to the Notes (the Original Indenture, as so supplemented, being sometimes referred to herein as the "Indenture"), a valid agreement of the Company, in accordance with its terms, have been done;

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH that for and in consideration of the premises and the purchase of the Notes by the Holders, the Company and the Trustee mutually covenant and agree, solely for the equal and proportionate benefit of the respective Holders from time to time of Notes, as follows:

                                    ARTICLE 1

                      SUPPLEMENT OF THE ORIGINAL INDENTURE

         SECTION 1.01. Supplement to Article I of the Original Indenture.
Section 1.01 of the Original Indenture is supplemented or superseded with respect to the Notes, in the case of definitional paragraphs that may be inconsistent, by inserting therein, in alphabetical order, the following definitional paragraphs:

                  "Additional Interest" means any additional interest owing with respect to the Notes under a Registration Rights Agreement. Unless the context otherwise requires, all references to "interest" in relation to the Notes include any Additional Interest that may be payable thereon.

                  "Additional Notes" has the meaning specified in Section 2.02(b) of the First Supplemental Indenture.

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                  "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the amount by which the Fair Value of the Properties of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Subsidiary Guarantee, of such Subsidiary Guarantor at such date.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

                  "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease or other disposition (including any disposition by means of a merger or consolidation) by the Company or any of its Subsidiaries to any Person other than the Company or a Wholly Owned Subsidiary, in one transaction or a series of related transactions, of:

                           (1) any Capital Stock of any Subsidiary, except for directors' qualifying shares or certain minority interests sold to other Persons solely due to local law requirements that there be more than one stockholder, but which are not in excess of what is required for such purpose, or

                           (2) any of the Company's or its Subsidiaries' other Property other than:

                                    (A)      sales of drill-string components or
                  obsolete or worn out equipment in the ordinary course of business or other assets that, in the Company's reasonable judgment, are no longer used or useful in the conduct of its or its Subsidiaries' business,

                                    (B)      any drilling contract, charter
                  (bareboat or otherwise) or other lease of Property entered into by the Company or any of its Subsidiaries in the ordinary course of business, other than any Bargain Purchase Contract,

                                    (C)      a Permitted Investment or
                  Restricted Payment permitted under Section 4.10,

                                    (D)      a Change in Control,

                                    (E)      a consolidation, merger or
                  disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, in compliance with the provisions of Section 5.01,

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                                    (F)      any trade or exchange by the
                  Company or any of its Subsidiaries of one or more drilling rigs or other vessels or equipment for one or more other Replacement Assets owned or held by another Person, if:

                           - the Fair Value of the Property traded or exchanged by the Company or such Subsidiary (including cash or cash equivalents to be delivered by the Company or such Subsidiary) is reasonably equivalent to the Fair Value of the asset (together with cash or cash equivalents to be received by the Company or such Subsidiary) acquired, as determined in good faith by the principal financial officer of the Company for Fair Values less than or equal to $25 million, in good faith by the Board of Directors for Fair Values greater than $25 million but less than or equal to $100 million and by written appraisal by a nationally (or industry) recognized investment banking firm or appraisal firm for Fair Values greater than $100 million, and

                           - such exchange is approved by a majority of the Company's disinterested directors,

                                    (G)      transfers of the Pride Illinois,
                  Pride Kentucky, Pride West Virginia and Pride Pennsylvania,

                                    (H)      Securitization Transactions and
                  Sale and Lease-Back Transactions permitted under Section 4.15 and

                                    (I)      any transaction or series of
                  related transactions that, but for this clause (I), would be Asset Sales, if:

                           - the Company elects to designate such transaction or series of related transactions as not constituting an Asset Sale, and

                           - the aggregate Net Available Proceeds from such transaction or any such series of related transactions so designated do not exceed $10,000,000.

                  An Asset Sale also includes the requisition of title to, seizure of or forfeiture of any Property, or any actual or constructive total loss or an agreed or compromised total loss of any Property.

                  "Asset Sale Offer" has the meaning specified in Section 4.14.

                  "Average Life" means, as of any date, with respect to any debt security or preferred stock, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the date of each scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such debt security or preferred stock multiplied in each case by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

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                  "Bargain Purchase Contract" means a drilling contract, charter
         (bareboat or otherwise) or lease that provides for acquisition of Property by the other party to the agreement during or at the end of its term for less than Fair Market Value of the Property at the time such right to acquire the Property is granted.

                  "Capital Lease Obligation" means, at any time as to any Person with respect to any Property leased by such Person as lessee, the amount of the liability with respect to such lease that would be required at such time to be capitalized and accounted for as a capital lease on the balance sheet of such Person prepared in accordance with GAAP. For purposes of Section 4.16, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

                  "Capital Stock" in any Person means any and all shares, interests, partnership interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

                  "Cash Proceeds" means, with respect to any Asset Sale or Sale and Lease-Back Transaction by any Person, the aggregate consideration received for such transaction by such Person in the form of cash or cash equivalents (including any amounts of insurance or other proceeds received in connection with an Asset Sale of the type described in the last sentence of the definition of "Asset Sale"), including payments for deferred payment obligations when received in the form of cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to such Person or any subsidiary thereof). For purposes of this definition, "cash or cash equivalents" shall be deemed to include noncash consideration received with respect to an Asset Sale to the extent that such noncash consideration consists of:

                           (1) publicly traded debt securities rated as "BBB-" or higher by S&P and "Baa3" or higher by Moody's, or

                           (2)      other Indebtedness of a Person if:

                           - the lowest rated long-term, unsecured debt obligation issued by such Person is rated "BBB-" or higher by S&P and "Baa3" or higher by Moody's, or

                           - in the case of other Indebtedness, the payment of such other Indebtedness is secured by an irrevocable letter of credit issued by a commercial bank having capital and surplus in excess of $100 million and long-term, unsecured debt obligations rated at least "A-" by S&P and "A3" by Moody's, or

                           (3)      the items described in clauses (1), (2),
         (3), (4) and (5) under the definition of "Permitted Investments."

                  "Change in Control" means: (1) a determination by the Company that any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than a

                                     - 4 -
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         Parent Holding Company has become the direct or indirect beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the Voting Stock of the Company; (2) the Company is merged with or into or consolidated with another Person and, immediately after giving effect to the merger or consolidation, less than 50% of the outstanding Voting Stock of the surviving or resulting Person is then beneficially owned (within the meaning of Rule 13d-3 of the Exchange
         Act) in the aggregate by (x) the stockholders of the Company immediately prior to such merger or consolidation, or (y) if the record date has been set to determine the stockholders of the Company entitled to vote on such merger or consolidation, the stockholders of the Company as of such record date, or (z) a Parent Holding Company; (3) the Company, either individually or in conjunction with one or more Subsidiaries, sells, conveys, transfers or leases, or the Subsidiaries sell, convey, transfer or lease, all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Subsidiaries, to any Person (other than a Parent Holding Company or a Wholly Owned Subsidiary of the Company); (4) the liquidation or dissolution of the Company; or (5) the first day on which a majority of the individuals who constitute the Board of Directors are not Continuing Directors.

                  "Change in Control Purchase Date" has the meaning specified in
         Section 3.12(a).

                  "Change in Control Purchase Notice" has the meaning specified in Section 3.12(c).

                  "Change in Control Purchase Price" has the meaning specified in Section 3.12(a).

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

                  "Common Stock" means common stock, par value $.01 per share, of the Company as it exists on the Issue Date or any other Capital Stock of the Company into which such Common Stock shall be reclassified or changed.

                  "Consolidated Current Liabilities" of any Person means, as of any date, the total liabilities (including tax and other proper accruals) of such Person and its subsidiaries (other than Non-Recourse Subsidiaries) on a consolidated basis at such date which may properly be classified as current liabilities in accordance with GAAP, after eliminating (1) all intercompany items between such Person and its subsidiaries (other than Non-Recourse Subsidiaries) or between subsidiaries (other than between a subsidiary that is not a Non-Recourse Subsidiary and Non-Recourse Subsidiaries) and (2) all current maturities of long-term Indebtedness.

                  "Consolidated Interest Coverage Ratio" means, as of the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date"), the ratio of:

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                           (1)      the Company's aggregate amount of EBITDA for
         the latest four fiscal quarters for which financial information is available immediately prior to the applicable Transaction Date (the "Determination Period") to

                           (2) the Company's aggregate Consolidated Interest Expense that is anticipated to accrue during a period consisting of the fiscal quarter in which the Transaction Date occurs and the three subsequent fiscal quarters (based upon the pro forma amount and maturity of, and interest payments on, Indebtedness of the Company and its consolidated Subsidiaries expected by the Company to be outstanding on the Transaction Date and reasonably anticipated by it to be outstanding from time to time during such period), assuming for the purposes of this measurement the continuation of market interest rates prevailing on the Transaction Date and base interest rates on floating interest rate obligations equal to the base interest rates on such obligations in effect as of the Transaction Date.

                  This calculation is subject to the following qualifications:

                           (1) if the Company or any of its consolidated Subsidiaries is a party to any Interest Swap Obligation that would have the effect of changing the interest rate on any Indebtedness of the Company or any of its consolidated Subsidiaries for such four-quarter period (or a portion thereof), the resulting rate will be used for such four-quarter period or portion thereof;

                           (2) any Consolidated Interest Expense of the Company with respect to Indebtedness incurred or retired by the Company or any of its Subsidiaries during the fiscal quarter in which the Transaction Date occurs will be calculated as if such Indebtedness were so incurred or retired on the first day of the fiscal quarter in which the Transaction Date occurs; and

                           (3) if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio would have the effect of increasing or decreasing EBITDA in the future and if such increase or decrease is readily quantifiable and is directly attributable to such transaction, EBITDA will be calculated on a pro forma basis as if the transaction had occurred on the first day of the Determination Period, and if, during the same four fiscal quarters:

                           - the Company or any of its consolidated Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period will be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the Property that is the subject of the Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period or

                           - the Company or any of its consolidated Subsidiaries shall have acquired any material assets other than in the ordinary course of business, EBITDA and Consolidated Interest Expense (if Indebtedness is incurred or assumed in connection with such acquisition) will be calculated on a pro forma basis as if such acquisition and related financing had occurred on the first day of the period.

                  "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

                           (1) the aggregate amount of cash and noncash interest expense (including capitalized interest) of such Person and its subsidiaries (other than Non-Recourse Subsidiaries) for such period as determined on a consolidated basis in accordance with GAAP for Indebtedness, including, without limitation:

                           -        any amortization of debt discount;

                           - net costs associated with Interest Swap Obligations (including any amortization of discounts);

                           - the interest portion of any deferred payment obligation;

                           -        all accrued interest; and

                           - all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers acceptances or similar facilities paid or accrued, or scheduled to be paid or accrued, during such period other than for Non-Recourse Indebtedness;

                           (2) dividends on preferred stock of such Person (and preferred stock of its subsidiaries (other than Non-Recourse Subsidiaries) if paid to a Person other than such Person or its subsidiaries) declared and payable in cash;

                           (3) the portion of any rental obligation of such Person or its subsidiaries (other than Non-Recourse Subsidiaries) for any Capital Lease Obligation allocable to interest expense in accordance with GAAP;

                           (4) the portion of any rental obligation of such Person or its subsidiaries (other than Non-Recourse Subsidiaries) in respect of any Sale and Lease-Back Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation); and

                           (5) to the extent any debt of any other Person is guaranteed by such Person or any of its subsidiaries (other than Non-Recourse Subsidiaries), the aggregate amount of interest paid, accrued or scheduled to be paid or accrued, by such other Person during such period attributable to any such debt.

         There shall be excluded from the calculation of Consolidated Interest Expense, to the extent included above, amortization or writeoff of deferred financing costs of such Person

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         and its subsidiaries during such period and any charge related to or any premium or penalty paid in connection with redeeming or retiring any Indebtedness of such Person and its subsidiaries prior to its stated maturity. In each case, Consolidated Interest Expense shall be calculated after elimination of intercompany accounts among such Person and its subsidiaries and as determined in accordance with GAAP.

                  "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided however, there shall be excluded from the calculation the following, without duplication:

                           (1)      any net income of any Non-Recourse
         Subsidiary, except that the Company's or any Subsidiary's equity in the net income of such Non-Recourse Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or cash equivalents actually distributed by such Non-Recourse Subsidiary during such period to the Company or such Subsidiary as a dividend or other distribution;

                           (2) gains and losses from Asset Sales or reserves relating thereto;

                           (3) items classified as extraordinary (other than the tax benefit, if any, of the utilization of net operating loss carryforwards or alternative minimum tax credits) and expenses for early retirement of debt;

                           (4)      in the case of any computation of
         Consolidated Net Income for purposes of determining compliance with
         Section 4.10, the net income of any Person acquired by such specified Person (other than a Non-Recourse Subsidiary) or any of its subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition;

                           (5) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan;

                           (6) the net income of any subsidiary of such specified Person to the extent that the transfer to that Person of that income is not at the time permitted, directly or indirectly, by any means (including by dividend, distribution, advance or loan or otherwise), by operation of the terms of its charter or any agreement with a Person other than with such specified Person, instrument held by a Person other than by such specified Person, judgment, decree, order, statute, law, rule or governmental regulations applicable to such subsidiary or its stockholders, except for any dividends or distributions actually paid during such period by such subsidiary to such Person;

                           (7)      the cumulative effect of changes in
         accounting principles; and

                           (8) non-cash compensation expense for management stock options and other incentive or benefit plans.

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

                  "Consolidated Net Tangible Assets" of any Person means, as of any date, Consolidated Tangible Assets of such Person at such date, after deducting therefrom (without duplication of deductions) all Consolidated Current Liabilities of such Person at such date.

                  "Consolidated Tangible Assets" of any Person means, as of any date, the consolidated assets of such Person and its subsidiaries (other than Non-Recourse Subsidiaries) at such date, after eliminating intercompany items between such Person and its subsidiaries (other than Non-Recourse Subsidiaries) or between subsidiaries (other than between a subsidiary that is not a Non-Recourse Subsidiary and Non-Recourse Subsidiaries) and after deducting from such total (i) the net book value of all assets that would be classified as intangibles under GAAP (including, without limitation, goodwill, organizational expenses, trademarks, trade names, copyrights, patents, licenses and any rights in any thereof) and (ii) any prepaid expenses, deferred charges and unamortized debt discount and expense, each such item determined in accordance with GAAP.

                  "Continuing Director" means an individual (i) who is a member of the Board of Directors and (ii) either (A) who was a member of the Board of Directors on the Issue Date or (B) whose nomination for election or election to the Board of Directors was approved by vote of at least a majority of the directors then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved.

                  "Credit Facilities" means the one or more credit facilities to which the Company or one or more Subsidiaries is a party entered into from time to time, together with any related notes, guarantees, collateral documents and other instruments and other documents, in each case as amended, restated, supplemented, increased or otherwise modified from time to time, and any renewal, extension, refinancing, refund, repurchase or replacement (or successive extensions, renewals, refinancings, refundings, repurchases or replacements) of any of the foregoing.

                  "Currency Hedge Obligations" means, at any time as to any Person, the obligations of such Person at such time which were incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or future contract or other similar agreement or arrangement designed to protect against or manage such Person's or any of its subsidiaries' exposure to fluctuations in foreign currency exchange rates.

                  "Determination Period" has the meaning specified under clause
         (1) of the definition of "Consolidated Interest Coverage Ratio."

                  "Distribution Compliance Period" has the meaning specified in
         Section 2.03(c) of the First Supplemental Indenture.

                  "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person, for such period, plus to the extent reflected in the income statement of such Person for such period from which Consolidated Net Income is determined, without duplication:

                           (1)      Consolidated Interest Expense,

                           (2)      income tax expense,

                           (3)      depreciation expense,

                           (4)      amortization expense,

                           (5)      any other non-cash charges, and

                           (6) reasonable expenses related to financings, asset sales and other transactions outside the ordinary course of business.

                  "Equity Offering" means any public or private sale made after the Issue Date by the Company of its Common Stock for cash on a primary basis.

                  "Excess Proceeds" has the meaning specified in Section 4.14.

                  "Exchange Notes" means the Company's 7 3/8% Senior Notes due 2014, issued pursuant to this Indenture in connection with an Exchange Offer.

                  "Exchange Offer" means an offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Transfer Restricted Securities, to issue and deliver to such Holders, in exchange for such Transfer Restricted Securities, a like aggregate principal amount of Exchange Notes, which offer is registered under the Securities Act.

                  "Fair Market Value" means Fair Value as determined in good faith by (a) the principal financial officer of the Company if less than or equal to $25 million and (b) the Board of Directors if greater than $25 million.

                  "Fair Value" means the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

                  "First Supplemental Indenture" means the First Supplemental Indenture, dated as of the Issue Date, between the Company and the Trustee, supplementing and amending the Original Indenture as set forth therein.

                  "Funding Subsidiary Guarantor" has the meaning specified in
         Section 11.01.

                  "GAAP" means, at any date of determination, United States generally accepted accounting principles, consistently applied, that are applicable to the circumstances as of such date; provided, however, that all calculations made for purposes of determining compliance with the provisions set forth in Sections 4.09 through 4.17 shall utilize GAAP in effect at the Issue Date.

                  The term "incur" has the meaning specified in Section 4.11.

                  "Indebtedness" as applied to any Person means, at any time, without duplication:

                           (1) any obligation of such Person, contingent or otherwise, for borrowed money;

                           (2) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments;

                           (3) any obligation of such Person upon which interest charges are customarily paid (other than accounts payable incurred in the ordinary course of business);

                           (4) any obligation of such Person issued or assumed as the deferred purchase price of Property (other than accounts payable incurred in the ordinary course of business);

                           (5)      any Capital Lease Obligation;

                           (6) any Indebtedness of any other Person secured by (or for which the obligee thereof has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired, whether or not any Indebtedness secured thereby has been assumed, by such Person, the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such Property or the amount of the Indebtedness so secured;

                           (7) any reimbursement obligation of such Person in respect of any letter of credit or bankers acceptance;

                           (8) the maximum fixed repurchase price of any Redeemable Stock of such Person (or, if such Person is a subsidiary, any preferred stock of such Person);

                           (9) any Interest Swap Obligation or Currency Hedge Obligation of such Person; and

                           (10) any obligation that is in economic effect a guarantee, regardless of its characterization (other than an endorsement in the ordinary course of business or any performance guarantee), with respect to any Indebtedness of another Person, to the extent guaranteed.

         For purposes of this definition, the maximum fixed repurchase price of any Redeemable Stock or subsidiary preferred stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock or subsidiary preferred stock as if such Redeemable Stock or subsidiary preferred stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that if such Redeemable Stock or subsidiary preferred stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock or subsidiary preferred stock. The amount of Indebtedness of any Person at any date shall be (x) the outstanding book value at such date of all unconditional obligations as described above and (y) the maximum liability at such date of all contingent obligations as described above.

                  "Indenture" has the meaning specified in the recitals to the First Supplemental Indenture.

                  "Initial Purchasers" means (1) with respect to the Notes issued on the Issue Date, Citigroup Capital Markets Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc., Natexis Bleichroeder Inc., BNP Paribas Securities Corp. and Calyon Securities
         (USA) Inc. and (2) with respect to each issuance of Additional Notes, whether or not registered under the Securities Act, the Persons purchasing such Additional Notes under the related Purchase Agreement.

                  "Interest Swap Obligation" means, with respect to any Person, the obligation of such Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage such Person's or any of its subsidiaries' exposure to fluctuations in interest rates.

                  "Investment" means, with respect to any Person, any investment in another Person, whether by means of a share purchase, capital contribution, loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures or prepayments or deposits in the ordinary course of business) or similar credit extension constituting Indebtedness of such other Person or any guarantee of Indebtedness of any other Person; provided, however, that the term "Investment" shall not include any transaction involving the purchase or other acquisition (including by way of merger) of Property (including Capital Stock) by the Company or any Subsidiary in exchange for Capital Stock (other than Redeemable Stock) of the Company. The amount of any Person's Investment shall be the original cost of such Investment to such Person, plus the cost of all additions thereto paid by such Person, and minus the amount of any portion of such Investment repaid to such Person as a dividend, repayment of loan or advance, release or discharge of a guarantee or other obligation or other transfer of Property or return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or writeups, writedowns or writeoffs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property other than cash, such Property shall be valued at its Fair Value at the time of such transfer as determined in good faith by the board of directors (or comparable body) of the Person making such transfer.

                  "Investment Grade Status" exists as of any time if at such time either:

                           - the rating assigned to the Notes by Moody's is Baa3 (or the equivalent) or higher and by S&P is BB+ (or the equivalent) or higher, or

                           - the rating assigned to the Notes by Moody's is Ba1 (or the equivalent) or higher and by S&P is BBB- (or the equivalent) or higher.

                  "Investment Grade Status Event" has the meaning specified in
         Section 4.19.

                  "Issue Date" means July 7, 2004, the date on which the Notes are first authenticated and delivered under this Indenture.

                  "Lien" means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

                  "Limited Recourse Indebtedness" means

                           (1) Indebtedness with respect to the two drilling/workover barge rigs owned by the Company's Venezuelan Subsidiary as in effect on the Issue Date (the "Venezuelan Barge Financing"),

                           (2) Indebtedness incurred under the facility agreement dated as of March 25, 2004 among Martin Maritime Ltd., Andre Maritime Ltd., certain other parties and the lenders thereunder and related instruments and other documents as in effect on the Issue Date (the "Angola/Africa Drillship Financing"),

                           (3) Indebtedness incurred to finance all or a part of the purchase, acquisition, renovation or construction of capital assets and related items (including interest added to principal), or renewals, extensions, refinancings, refunds, repurchases or replacements (or successive extensions, renewals, refinancings, refundings, repurchases or replacements) thereof or of the Venezuelan Barge Financing or the Angola/Africa Drilling Financing,

                           - for which the recourse of the holder of such Indebtedness is effectively limited to such capital assets and related items (including the Capital Stock of Persons that own, whether directly or indirectly, such capital assets and related items and no other significant Property), or

                           - in which the recourse and security are similar to (or more favorable to the Company and its Subsidiaries than) the Venezuelan Barge Financing or the Angola/Africa Drillship Financing.

                  "Liquid Securities" means securities (1) of an issuer that is not an Affiliate of the Company, (2) that are publicly traded on the New York Stock Exchange, the American Stock Exchange, the Toronto Stock Exchange, the London Stock Exchange or the Nasdaq National Market and
         (3) as to which (a) the Company is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 or any other restrictions imposed by the Securities Act), (b) a registration statement under the Securities Act covering the resale thereof is in effect, (c) the Company or a Subsidiary is entitled to registration rights under the Securities Act, or (d) in the case of any securities traded on the Toronto Stock Exchange or London Stock Exchange, the Company or a Subsidiary has rights comparable to those referred to in subclauses (b) and (c) of this clause (3), in each case in this clause (3) for as long as the securities are held; provided, however, that securities meeting the requirements of clauses (1), (2) and (3) of this definition shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (x) the date on which such securities are sold or exchanged for cash or cash equivalents and (y) one year following the date of receipt of such securities. If such securities are not sold or exchanged for cash or cash equivalents within one year of receipt thereof, then, for purposes of determining whether the transaction pursuant to which the Company or a Subsidiary received the securities complied with the provisions of
         Section 4.14, such securities shall be deemed not to have been Liquid Securities at any time.

                  "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

                  "Net Available Proceeds" means

                           (1) as to any Asset Sale (other than a Bargain Purchase Contract) or Sale and Lease-Back Transaction, the Cash Proceeds therefrom, net of:

                           - all legal and title expenses, commissions and other fees and expenses incurred,

                           - all taxes payable as a consequence of such Asset Sale or Sale and Lease-Back Transaction,

                           - all payments made to any Person other than the Company or a Subsidiary on any Indebtedness (a) in accordance with the terms of any Lien upon or with respect to such Property or (b) which must, by its terms or in order to obtain a necessary consent to such Asset Sale or Sale and Lease-Back Transaction or by applicable law, be repaid out of the proceeds from such Asset Sale or Sale and Lease-Back Transaction, excluding, however, any payments of revolving credit Indebtedness that are not accompanied by a permanent reduction of availability of revolving credit borrowings,

                           - with respect to any Asset Sale or Sale and Lease-Back Transaction by a Subsidiary, the equity interest in such Cash Proceeds of any holder of Capital Stock of such Subsidiary (other than the Company or any other Subsidiary),

                           - appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale or Sale and Lease-Back Transaction and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale or Sale and Lease-Back Transaction including pension and other post- employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale or Sale and Lease-Back Transaction,

                           - Cash Proceeds pursuant to the first bullet point of the third paragraph of Section 4.14, and

                           (2) as to any Bargain Purchase Contract, an amount equal to:

                           - that portion of the rental or other payment stream arising under a Bargain Purchase Contract that represents an amount in excess of the Fair Market Value of the rental or other payments with respect to the pertinent Property, and

                           - the Cash Proceeds from the sale of such Property, net of the amounts set forth in clause (1) above, in each case as and when received.

                  "1999 Issue Date" means May 26, 1999, the date of original issue of the 10% Senior Notes due 2009 of the Company.

                  "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness of a Non-Recourse Subsidiary as to which neither the Company nor any Subsidiary provides credit support constituting Indebtedness of the Company or any Subsidiary or is otherwise directly or indirectly liable (other than Indebtedness permitted to be incurred under the definition of Non-Recourse Subsidiary).

                  "Non-Recourse Subsidiary" means:

                           - any subsidiary of the Company that at the time of determination will be designated a Non-Recourse Subsidiary by the Board of Directors as provided below, and

                           -        any subsidiary of a Non-Recourse Subsidiary.

                  The Board of Directors may designate any subsidiary of the Company as a Non-Recourse Subsidiary so long as:

                           (1) neither the Company nor any Subsidiary is directly or indirectly liable pursuant to the terms of any Indebtedness of such subsidiary or has made an Investment in such subsidiary, subject to the proviso described below, and

                           (2) such designation does not result in the creation or imposition of any Lien on any Property of the Company or any Subsidiary (other than any Permitted Lien or any Lien the creation or imposition of which is in compliance with Section 4.16).

                  With respect to clause (1) of this definition, however, the Company or a Subsidiary may be liable for Indebtedness of, and may have an Investment in, a Non-Recourse Subsidiary if:

                           - such liability or Investment constituted a Permitted Investment or a Restricted Payment permitted by Section 4.10, in each case at the time of incurrence, or

                           - the liability or Investment would be a Permitted Investment or a Restricted Payment permitted by Section 4.10, in each case at the time of designation of such Subsidiary as a Non-Recourse Subsidiary.

                  The Board of Directors may designate any Non-Recourse Subsidiary as a Subsidiary if, immediately after giving effect to such designation:

                           - no Default or Event of Default has occurred and is continuing,

                           - the Company could incur $1.00 of additional Indebtedness (not including the incurrence of Permitted Indebtedness) under Section 4.11, and

                           - if any Property of the Company or any of its Subsidiaries would, upon such designation, become subject to any Lien (other than a Permitted Lien), the creation or imposition of such Lien is in compliance with Section 4.16.

                  "Notes" has the meaning specified in the recitals to the First Supplemental Indenture, and includes Additional Notes and Exchange Notes as well as both Transfer Restricted Securities and Notes that do not constitute Transfer Restricted Securities.

                  "Offering Memorandum" means any offering memorandum of the Company relating to the Notes, as the same may be amended or supplemented.

                  "Original Indenture" has the meaning specified in the recitals to the First Supplemental Indenture.

                  "Parent Holding Company" means (a) from and after the time the Common Stock is not listed on a United States or foreign national or regional securities exchange or traded through the National Association of Securities Dealers Automated Quotation System or similar system or another Person succeeds to and is substituted for the Company under this Indenture, a Person which, immediately after such time, had substantially the same stockholders, directly or indirectly, as the Company immediately prior to such time with holdings in substantially the same proportion as such stockholders' holdings in the Company immediately prior to such time, (b) from and after the sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of the Company's and the Subsidiaries' assets, taken as a whole, the Company (as determined prior to the transaction) and
         (c) each Wholly Owned Subsidiary of another Parent Holding Company.

                  "Permitted Indebtedness" means

                           (1) Indebtedness of the Company under the Notes (excluding any Additional Notes but including any Exchange Notes),

                           (2)      Indebtedness of the Company or any
         Subsidiary incurred under one or more Credit Facilities (in addition to any such Indebtedness incurred in compliance with the Consolidated Interest Coverage Ratio under Section 4.11) in an aggregate principal amount at any one time outstanding not to exceed the greater of:

                           -        $800 million, and

                           - an amount equal to 20% of the Company's Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness (plus interest and fees under such Credit Facilities),

                           (3)      Indebtedness of the Company or any
         Subsidiary under Interest Swap Obligations if:

                           - such Interest Swap Obligations are related to payment obligations on Indebtedness otherwise permitted under Section 4.11, and

                           - the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate,

                           (4)      Indebtedness of the Company or any
         Subsidiary under Currency Hedge Obligations if

                           - such Currency Hedge Obligations are related to payment obligations on Indebtedness otherwise permitted under Section 4.11 or to the foreign currency cash flows reasonably expected to be generated by the Company and the Subsidiaries, and

                           - the notional principal amount of such Currency Hedge Obligations does not exceed the principal amount of the Indebtedness and the amount of the foreign currency cash flows to which such Currency Hedge Obligations relate,

                           (5)      Indebtedness of the Company or any
         Subsidiary outstanding on the Issue Date,

                           (6) any Subsidiary Guarantees or any guarantee by any Subsidiary of any other Indebtedness of the Company and any assumption of the obligations guaranteed thereby,

                           (7) Indebtedness of the Company to any of its Wholly Owned Subsidiaries, but only so long as it remains a Wholly Owned Subsidiary of the Company,

                           (8) Indebtedness of any Subsidiary to the Company or any of its Wholly Owned Subsidiaries, but only so long as it remains a Wholly Owned Subsidiary of the Company,

                           (9) Indebtedness of the Company in connection with a purchase of the Notes as a result of a Change in Control if:

                           - the aggregate principal amount of such Indebtedness does not exceed the aggregate Change in Control Purchase Price plus the related expenses of such purchase, and

                           - such Indebtedness has an Average Life equal to or greater than the remaining Average Life of the Notes and does not mature prior to one year following the Stated Maturity of the Notes,

                           (10) Indebtedness in respect of completion bonds, performance bonds, bid bonds, appeal bonds, surety bonds, bankers acceptances, letters of credit, insurance obligations or bonds and other similar bonds and obligations incurred by the Company or any Subsidiary that do not support any obligation for borrowed money, including any guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations,

                           (11) Permitted Refinancing Indebtedness incurred with respect to Indebtedness of the Company (excluding any Indebtedness described in clause (7) above) described in clause (1), (2), (5), (6) or (9) above, this clause (11) or the first sentence of Section 4.11,

                           (12)     Permitted Subsidiary Refinancing
         Indebtedness incurred with respect to Indebtedness of any Subsidiary (excluding any Indebtedness described in clause (8) above) described in clause (1), (2), (5), (6) or (9) above, this clause (12) or the first sentence of Section 4.11,

                           (13)     Indebtedness of the Company or any
         Subsidiary represented by Capital Lease Obligations, Indebtedness of the Company or any Subsidiary described in clause (5) of the definition of "Permitted Liens" and Permitted Refinancing Indebtedness and Permitted Subsidiary Refinancing Indebtedness incurred with respect to either of the foregoing (in addition to any such Indebtedness incurred in compliance with the Consolidated Interest Coverage Ratio under
         Section 4.11), in an aggregate principal amount that does not exceed 5% of the Company's Consolidated Net Tangible Assets determined as of the date of the incurrence thereof (plus imputed interest and fees with respect to such Capital Lease Obligations and interest and fees under such other Indebtedness), and

                           (14) in addition to the items referred to in clauses (1) through (13) above, Indebtedness of the Company or any Subsidiary in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness described in this clause (14) and then outstanding, will not exceed $100 million at any one time outstanding.

         For purposes of determining compliance with Section 4.11, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through
         (14) above, or is entitled to be incurred pursuant to the Consolidated Interest Coverage Ratio test of Section 4.11, the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with Section 4.11. To avoid duplication in determining the amount of Permitted Indebtedness under any clause of this definition, guarantees of, or obligations for letters of credit supporting, Indebtedness otherwise included in the determination of such amount will not also be included.

                  "Permitted Investments" means

                           (1)      certificates of deposit, bankers
         acceptances, time deposits, Eurocurrency deposits and similar types of Investments routinely offered by commercial banks with final maturities of one year or less issued by commercial banks having capital and surplus in excess of $100 million,

                           (2) commercial paper issued by any corporation, if such commercial paper has credit ratings of at least "A-l" by S&P and at least "P-l" by Moody's,

                           (3) U.S. Government Obligations with a maturity of four years or less,

                           (4) repurchase obligations for instruments of the type described in clause (3) of this definition,

                           (5) shares of money market mutual or similar funds having assets in excess of $100 million,

                           (6) payroll advances in the ordinary course of business,

                           (7) other advances and loans to officers and employees of the Company or any Subsidiary, so long as the aggregate principal amount of such advances and loans does not exceed $2 million at any one time outstanding,

                           (8) Investments represented by proceeds from Asset Sales,

                           (9) Investments made by the Company in its Subsidiaries (or any Person that will be a Subsidiary as a result of such Investment) or by a Subsidiary in the Company or in one or more Subsidiaries (or any Person that will be a Subsidiary as a result of such Investment),

                           (10) Investments in stock, obligations or securities received in settlement of debts owing to the Company or any Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Subsidiary, in each case as to debt owing to the Company or any Subsidiary that arose in the ordinary course of business of the Company or any such Subsidiary; provided that, any stocks, obligations or securities received in settlement of debts that arose in the ordinary course of business (and received other than as a result of bankruptcy or insolvency proceedings or upon foreclosure, perfection or enforcement of any Lien) that are, within 30 days of receipt, converted into cash or cash equivalents will be treated as having been cash or cash equivalents at the time received, and

                           (11) other Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) that, when taken together with all other Investments made pursuant to this clause (11) since the Issue Date, do not exceed 10% of the Company's Consolidated Net Tangible Assets determined as of the same date.

                  "Permitted Liens" means

                           (1)      Liens in existence on the Issue Date,

                           (2)      Liens created for the benefit of the Notes,

                           (3) Liens on Property of a Person existing at the time such Person is merged or consolidated with or into, or acquired by, the Company or a Subsidiary or becomes a Subsidiary (and not incurred as a result of, or in anticipation of, such transaction), if such Liens relate solely to such Property and the proceeds thereof and accessories and upgrades thereto,

                           (4) Liens on Property existing at the time of the acquisition thereof (and not incurred as a result of, or in anticipation of, such transaction), if such Liens relate solely to such Property and the proceeds thereof and accessories and upgrades thereto,

                           (5) Liens to secure Indebtedness incurred for the purpose of financing all or a part of the purchase price or construction cost of Property (including the cost of upgrading or refurbishing rigs or drillships) acquired or constructed after the Issue Date, if:

                           - the principal amount of Indebtedness secured by such Liens does not exceed 100% of the lesser of cost or Fair Market Value of the Property so acquired or constructed (including upgrade or refurbishment) plus transaction costs related thereto,

                           - such Liens do not encumber any other Property of the Company or any Subsidiary (other than the proceeds thereof and improvements, accessions and upgrades thereto and the Capital Stock of Persons that own, whether directly or indirectly, principally such Property), and

                           - such Liens attach to such Property within 270 days of the later of commencement of commercial operations of such Property and completion of the acquisition or construction (including upgrade or refurbishment) of such Property,

                           (6) Liens securing Indebtedness of the Company or a Subsidiary represented by Capital Lease Obligations in an aggregate principal amount not to exceed 5% of the Company's Consolidated Net Tangible Assets determined as of the date of the incurrence of such Liens (plus imputed interest and fees with respect to such Indebtedness),

                           (7) Liens to secure any extension, renewal, refinancing, refunding, repurchase or replacement (or successive extensions, renewals, refinancings, refundings, repurchases or replacements), in whole or in part, of any Indebtedness secured by Liens permitted by this definition, if such Liens do not extend to any other Property of the Company or any Subsidiary (other than the proceeds thereof and accessions and upgrades thereto) and the principal amount of the Indebtedness secured by such Liens is not increased,

                           (8) Liens granted by the Company to any of its Wholly Owned Subsidiaries, but only so long as it remains a Wholly Owned Subsidiary of the Company,

                           (9) Liens granted by any Subsidiary to the Company or any of its Wholly Owned Subsidiaries, but only so long as it remains a Wholly Owned Subsidiary of the Company,

                           (10)     Liens securing Non-Recourse Indebtedness,

                           (11) Liens securing Indebtedness incurred under one or more Credit Facilities,

                           (12) Liens securing Permitted Indebtedness described in clauses (3), (4) and (10) of the definition of "Permitted Indebtedness,"

                           (13)     rights of set-off of banks and other
         Persons,

                           (14) Liens or equitable encumbrances deemed to exist by reason of fraudulent conveyance or transfer laws or negative pledge or similar agreements to refrain from permitting Liens,

                           (15) Liens in existence on the occurrence of an Investment Grade Status Event,

                           (16) Liens in connection with any Securitization Transaction, and

                           (17) Liens not otherwise permitted by clauses (1) -- (16) above securing up to $100 million of other Indebtedness at any one time outstanding.

                  "Permitted Refinancing Indebtedness" means Indebtedness of the Company incurred in exchange for, or the net proceeds of which are used to renew, extend, refinance, refund, repurchase or replace, outstanding Indebtedness of the Company or a Subsidiary, which outstanding Indebtedness was incurred in accordance with, or is otherwise permitted by, the terms of this Indenture, provided that:

                           (1) if the Indebtedness being renewed, extended, refinanced, refunded, repurchased or replaced is equal or subordinated in right of payment to the Notes, then such new Indebtedness is equal or subordinated, as the case may be, in right of payment (without regard to its being secured) to the Notes at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded, repurchased or replaced,

                           (2) such new Indebtedness is scheduled to mature later than the Indebtedness being renewed, extended, refinanced, refunded, repurchased or replaced,

                           (3) such new Indebtedness has an Average Life at the time such Indebtedness is incurred that is greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded, repurchased or replaced, and

                           (4) such new Indebtedness is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded, repurchased or replaced (or if the Indebtedness being renewed, extended, refinanced, refunded, repurchased or replaced was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus the amount of reasonable fees, expenses and any premium incurred by the Company or any Subsidiary in connection therewith.

                  "Permitted Subsidiary Refinancing Indebtedness" means Indebtedness of any Subsidiary incurred in exchange for, or the net proceeds of which are used to renew, extend, refinance, refund, repurchase or replace, outstanding Indebtedness of such Subsidiary or any other Subsidiary, which outstanding Indebtedness was incurred in accordance with or is otherwise permitted by the terms of this Indenture, provided that:

                           (1) if the Indebtedness being renewed, extended, refinanced, refunded, repurchased or replaced is equal or subordinated in right of payment to the Subsidiary Guarantees, then such new Indebtedness is equal or subordinated, as the case may be, in right of payment (without regard to its being secured) to the Subsidiary Guarantees at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded, repurchased or replaced,

                           (2) such new Indebtedness is scheduled to mature later than the Indebtedness being renewed, extended, refinanced, refunded, repurchased or replaced,

                           (3) such new Indebtedness has an Average Life at the time such Indebtedness is incurred that is greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded, repurchased or replaced, and

                           (4) such new Indebtedness is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded, repurchased or replaced (or if the Indebtedness being renewed, extended, refinanced, refunded, repurchased or replaced was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus the amount of reasonable fees, expenses and any premium incurred by the Company or such Subsidiary in connection therewith.

                  "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Purchase Agreement" means (1) with respect to the Notes issued on the Issue Date, the Purchase Agreement dated June 22, 2004 among the Company and the Initial Purchasers and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company and each Initial Purchaser purchasing such Additional Notes.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Rating Decline" means that, at any time within 90 days (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either Moody's or S&P) after the date of public notice of a Change in Control, or of public notice of the Company's intention or that of any other Person to effect a Change in Control, the rating of the Notes is decreased by both Moody's and S&P by one or more ratings categories and the Notes following such downgrade do not qualify for Investment Grade Status.

                  "Redeemable Stock" means, with respect to any Person, any equity security that by its terms or otherwise is required to be redeemed, or is redeemable at the option of the holder thereof, at any time prior to one year following the Stated Maturity of the Notes or is exchangeable into Indebtedness of such Person or any of its subsidiaries.

                  "Registration Rights Agreement" means (a) the Registration Rights Agreement among the Company and the Initial Purchasers dated the Issue Date relating to the Notes issued on such date, a form of which is attached as Appendix A to the First Supplemental Indenture, and (b) with respect to each issuance of Additional Notes issued in a transaction exempt from or not subject to the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Initial Purchasers purchasing such Additional Notes under the related Purchase Agreement, in each case as such agreement may be amended or modified from time to time.

                  "Regular Record Date" means each January 1 and July 1 immediately preceding an Interest Payment Date with respect to the Notes.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Regulation S Global Security" has the meaning specified in
         Section 2.02(b) of the First Supplemental Indenture.

                  "Related Business" means any business related, similar, ancillary or complementary to the business of the Company and its Subsidiaries on the Issue Date.

                  "Replacement Asset" means any Property that, as determined by the Board of Directors evidenced by a Board Resolution, is used or is useful in a Related Business.

                  "Resale Restriction Termination Date" means the date of expiration of the applicable holding period with respect to any Transfer Restricted Securities set forth in Rule 144(k) under the Securities Act (or any successor rule or regulations).

                  "Restricted Investment" means any Investment other than a Permitted Investment.

                  "Restricted Payment" means to

                           (1) declare or pay any dividend on, or make any distribution in respect of, or purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any parent of the Company, or warrants, rights or options to acquire such Capital Stock, other than:

                           - dividends payable solely in the Capital Stock (other than Redeemable Stock) of the Company, or in warrants, rights or options to acquire such Capital Stock and

                           - dividends or distributions by a Subsidiary to the Company or to a Wholly Owned Subsidiary of the Company,

                           (2) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or other stated maturity, Subordinated Indebtedness of the Company or any Subsidiary Guarantor or

                           (3)      make any Restricted Investment in any
         Person.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Rule 144A Global Security" has the meaning specified in
         Section 2.02(b) of the First Supplemental Indenture.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

                  "Sale and Lease-Back Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its subsidiaries.

                  "Securities Act" means the Securities Act of 1933, as amended, and any successor statute.

                  "Securitization Transaction" means any transaction in which the Company or any Subsidiary sells or otherwise transfers an interest in accounts receivable (i) to one or more third party purchasers or
         (ii) to a special purpose entity (including, without limitation, a Subsidiary) that borrows against such accounts receivable or sells such accounts receivable (or an undivided interest therein) to one or more third party purchasers, but only to the extent that amounts received in connection with the sale or other transfer of such accounts receivable would not under GAAP be accounted for as liabilities on a consolidated balance sheet of the Company.

                  "Senior Debt" means any Indebtedness incurred by the Company or any Subsidiary Guarantor, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be; provided, however, Senior Debt shall not include:

                           (1) any liability for taxes owed or owing by the Company,

                           (2)      any Indebtedness owing to any Subsidiaries,

                           (3) any obligations with respect to Capital Stock of the Company,

                           (4)      any trade payables, or

                           (5) any Indebtedness that is incurred in violation of this Indenture.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X promulgated by the SEC, as such Regulation is in effect on the Issue Date.

                  "Subordinated Indebtedness" means any Indebtedness of the Company or any Subsidiary Guarantor (other than intercompany Indebtedness) that is subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, pursuant to a written agreement to that effect and does not mature prior to one year following the Stated Maturity of the Notes.

                  The term "subsidiary" means, with respect to any Person,

                           (1) any corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other subsidiaries of such Person, or by such Person and one or more other subsidiaries of such Person,

                           (2) any general partnership, limited liability company, joint venture or similar entity more than 50% of the outstanding partnership or similar interests of which is owned, directly or indirectly, by such Person, or by one or more other subsidiaries of such Person, or by such Person and one or more other subsidiaries of such Person and

                           (3) any limited partnership of which such Person or any subsidiary of such Person is a general partner.

                  "Subsidiary" means a subsidiary of the Company other than a Non-Recourse Subsidiary.

                  "Subsidiary Guarantee" means any guarantee of the Notes by any Subsidiary Guarantor in accordance with the provisions of Article XI hereof.

                  "Subsidiary Guarantor" means (i) each of the Company's Subsidiaries, if any, executing this Indenture and (ii) any Person that becomes a successor guarantor of the Notes in compliance with the provisions described under Article XI hereof.

                  "Transaction Date" has the meaning specified in the definition of "Consolidated Interest Coverage Ratio."

                  "Transfer Restricted Securities" means Notes that are required to bear the restrictive legend set forth in Section 2.04 of the First Supplemental Indenture.

                  "U.S. Person" means a U.S. person as defined in Regulation S.

                  "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

                  "Wholly Owned Subsidiary" means, with respect to a Person, any subsidiary of that Person to the extent

                           (1) all of the Voting Stock of such subsidiary, other than any director's qualifying shares mandated by applicable law, is owned directly or indirectly by such Person or

                           (2) such subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such subsidiary to transact business in such foreign jurisdiction, if such Person:

                           - directly or indirectly owns the remaining Capital Stock of such subsidiary and

                           - by contract or otherwise, controls the management and business of such subsidiary and derives the economic benefits of ownership of such subsidiary to substantially the same extent as if such subsidiary were a wholly owned subsidiary.

         SECTION 1.02. Supplement to Article II of the Original Indenture. The Original Indenture is supplemented with respect to the Notes by revising the third sentence within the third full paragraph of Section 2.17 to read as follows:

         Securities in certificated form shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if, and only if, either (1) the Depositary (a) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Security representing the Notes or (b) it has ceased to be a clearing agency registered under the Exchange Act and in either event a successor Depositary is not appointed by the Company within 90 days or
         (2) an Event of Default has occurred with respect to the Notes and is continuing and the Trustee or the Registrar has received a request from the Depositary to issue Securities in certificated form (in which case the Company shall deliver Securities in certificated form within 30 days of such request).

         SECTION 1.03. Supplement to Article III of the Original Indenture.

         (a) New Sections 3.12 through 3.18 are hereby added to Article III of the Original Indenture, but only with respect to the Notes, as follows:

         SECTION 3.12. Purchase of Notes at Option of the Holder upon Change in Control.

                  (a) If there shall have occurred a Change in Control resulting in a Rating Decline, the Company shall, at the option of the Holder, become obligated to repurchase the Notes held by such Holder for cash at the purchase price specified in paragraph 6 of the Notes (the "Change in Control Purchase Price") as of the date that is 35 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in this Section 3.12.

                  (b) Within 15 Business Days after the Change in Control resulting in a Rating Decline, the Company shall mail a written notice of such Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners if required by applicable law). The notice shall include a form of Change in Control Purchase Notice (substantially in the form of the Option of Holder to Elect Purchase Upon Change in Control attached to the form of Note in Exhibit A to the First Supplemental Indenture) to be completed by the Holder and shall state:

                  (1) briefly, the events causing a Change in Control and the date such Change in Control is deemed to have occurred for purposes of this Section 3.12;

                  (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.12 must be given;

                  (3)      the Change in Control Purchase Date;

                  (4)      the Change in Control Purchase Price;

                  (5)      the name and address of the Paying Agent;

                  (6) that Notes must be surrendered to the Paying Agent to collect payment;

                  (7) that the Change in Control Purchase Price for any Note as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Note as described in clause (6) above;

                  (8) any other procedures the Holder must follow to exercise rights under this Section 3.12 and a brief description of those rights; and

                  (9) the procedures for withdrawing a Change in Control Purchase Notice.

                  (c) A Holder may exercise its rights specified in Section 3.12(a) upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent at any time prior to the close of business on the Change in Control Purchase Date, stating:

                  (1) the certificate number of any Note in certificated form which the Holder will deliver to be purchased;

                  (2) the portion of the principal amount of each Note which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                  (3) that such Note shall be purchased as of the Change in Control Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Notes and in this Indenture.

                  Receipt of the Note, prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements), by the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this
         Section 3.12 only if each Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

                  The Company shall purchase from the Holder thereof, pursuant to this Section 3.12, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 3.12 shall be consummated by the payment of cash to the Holder according to the second sentence of the first paragraph of Section 3.13.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this Section 3.12(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with
         Section 3.13.

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

         SECTION 3.13. Effect of Change in Control Purchase Notice.

                  Upon receipt by the Paying Agent of the Change in Control Purchase Notice according to Section 3.12, the Holder of the Note in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Change in Control Purchase Price with respect to such Note. Such Change in Control Purchase Price shall be paid to such Holder promptly following the later of (x) the Business Day following the Change in Control Purchase Date with respect to such Note and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.12.

                  A Change in Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent at any time prior to the close of business on the Change in Control Purchase Date, specifying:

                  (1) the certificate number of the Note in certificated form in respect of which such notice of withdrawal is being submitted;

                  (2) the principal amount of the Note with respect to which such notice of withdrawal is being submitted; and

                  (3) the principal amount, if any, of such Note (which must be $1,000 or an integral multiple thereof) which remains subject to the original Change in Control Purchase Notice and which has been or will be delivered for purchase by the Company.

                  There shall be no purchase of any Notes pursuant to Section
         3.12 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Change in Control Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Change in Control Purchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Change in Control Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Change in Control Purchase Price with respect to such Notes) in which case, upon such return, the Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

         SECTION 3.14. Deposit of Change in Control Purchase Price.

                  By 11:00 a.m., New York City time, on the Business Day following the Change in Control Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as Paying Agent, shall segregate and hold in trust as provided in Section 2.06) an amount of cash in immediately available funds sufficient to pay the aggregate Change in Control Purchase Price of all the Notes or portions thereof which are to be purchased as of the Change in Control Purchase Date.

         SECTION 3.15. Notes Purchased in Part.

                  Any Note which is to be purchased under Section 3.12 only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement, or a written instrument of transfer in form satisfactory to the Company and the Trustee executed by the Holder or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased.

         SECTION 3.16. Covenant to Comply with Securities Laws upon Purchase of Notes.

                  In connection with any offer to purchase or purchase of Notes under Section 3.12, the Company shall (i) comply with the provisions of the Exchange Act that may then be applicable, and (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if required.

         SECTION 3.17. Repayment to the Company.

                  The Trustee and the Paying Agent shall return to the Company, upon written request, any cash, together with interest on such cash as hereinafter provided (subject to the provisions of Section 7.01(b)), held by them for the payment of a Change in Control Purchase Price or Redemption Price that remains unclaimed as provided in Section 8.03, provided, however, that to the extent that the aggregate amount of cash so deposited by the Company exceeds the aggregate Change in Control Purchase Price or Redemption Price, respectively, of the Notes or portions thereof to be purchased or redeemed, then promptly after the Business Day following the Change in Control Purchase Date or Redemption Date, as the case may be, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company together with interest on any cash as hereinafter provided (subject to the provisions of Section 7.01(b)). Any cash deposited with the Trustee or with the Paying Agent pursuant to this Article III shall be invested by the Trustee or Paying Agent, as applicable, in short-term obligations of, or fully guaranteed by, the United States of America, or commercial paper rated A-1 or better by S&P or P-1 or better by Moody's as specifically directed in writing by the Company. Interest earned on such investments shall be repaid to the Company pursuant to this Section 3.17. Except as provided for in this Section 3.17, neither the Paying Agent nor the Trustee shall be under any liability for interest on any money received by it pursuant to this Indenture.

         SECTION 3.18. Outstanding Notes.

                  If the Paying Agent holds, in accordance with this Indenture, by 11:00 a.m., New York City time, on the Business Day following a Change in Control Purchase Date, money sufficient to pay the Change in Control Purchase Price of the Notes to be purchased as of the Change in Control Purchase Date, then (i) the Change in Control Purchase Price for such Notes shall be deemed paid and (ii) after such Change in Control Purchase Date, such Notes shall cease to be outstanding, interest on such Notes shall cease to accrue and all other rights of the Holder shall terminate (other than the right to receive the Change in Control Purchase Price upon delivery of the Note in accordance with the terms of this Indenture), whether or not such Notes are delivered to the Paying Agent.

         SECTION 1.04. Supplement to Article IV of the Original Indenture.

         (a) Article IV of the Original Indenture is supplemented with respect to the Notes by inserting the following new Sections at the end thereof:

         SECTION 4.08. [Reserved].

         SECTION 4.09. Transactions with Affiliates.

                  The Company shall, and shall permit any Subsidiary to, conduct any business or enter into any transaction or series of related transactions, including the purchase, sale or exchange of Property, the making of any Investment, the giving of any guarantee or the rendering of any service with any of the Company's Affiliates (other than transactions among the Company and any of its Wholly Owned Subsidiaries or among its Wholly Owned Subsidiaries) only if:

                  (1) the transaction or series of related transactions is on terms which are no less favorable in all material respects to the Company or the Subsidiary than those that could be obtained in a comparable arm's length transaction with a Person that is not such an Affiliate, and

                  (2) if the transaction or series of related transactions has a Fair Market Value:

                  - in excess of $10 million per year but less than $25 million per year, the Company certifies to the Trustee that the transaction or series of related transactions complies with clause (1) of this Section 4.09, or

                  -        in excess of $25 million per year, then:

                           (a) the transaction or series of related transactions
                  is approved by a majority of the Board of Directors, including a majority of the disinterested directors, which approval is evidenced by a Board Resolution that the transaction or series of related transactions complies with clause (1) of this
                  Section 4.09, or

                           (b) the Company receives a favorable opinion from a
                  nationally recognized investment banking or similar firm of its choice (having expertise in the specific area which is the subject of the opinion) that the payments to be made are fair consideration for the transaction or series of related transactions.

         The preceding sentence of this Section 4.09 shall not apply to the following:

         - sales by the Company of its Common Stock to any of its Affiliates,

         - reasonable compensation (including amounts paid pursuant to employee benefit plans) and indemnification paid or made available to an officer, director or employee of the Company or a Subsidiary for services rendered in that person's capacity as an officer, director or employee, or

         - the making of any Restricted Payment otherwise permitted by this Indenture.

         SECTION 4.10. Limitation on Restricted Payments.

                  The Company shall, and shall permit any Subsidiary to, make any Restricted Payment only if, at the time of and after giving effect to the proposed Restricted Payment:

                  (1) no Default or Event of Default has occurred and is continuing or would result from the Restricted Payment,

                  (2) the Company could incur at least $1.00 of additional Indebtedness under the Consolidated Interest Coverage Ratio test described in the first sentence of Section 4.11, and

                  (3) the aggregate amount of such Restricted Payment and all Restricted Payments (the amount of any Restricted Payment not made in cash shall be based on Fair Market Value) declared or made on or after the 1999 Issue Date by the Company or any Subsidiary does not exceed the sum of:

         - 50% of the Company's aggregate Consolidated Net Income accrued during the period beginning on April 1, 1999 and ending on the last day of the fiscal quarter ending immediately prior to the date of such proposed Restricted Payment (or if such Consolidated Net Income is a deficit, minus 100% of the deficit), plus

         - an amount equal to (a) the aggregate net cash proceeds and the Fair Market Value of securities or other Property other than cash the Company has received, after the 1999 Issue Date, from the issuance or sale (other than to a Subsidiary or an employee stock ownership plan or trust established by the Company for the benefit of its employees) of shares of its Capital Stock, excluding Redeemable Stock but including the Capital Stock issued upon the exercise of options, warrants or rights to purchase its Capital Stock (other than Redeemable Stock) and (b) the liability (expressed as a positive number) in accordance with GAAP for any of its Indebtedness or carrying value of Redeemable Stock that has been issued after the 1999 Issue Date and converted into, exchanged for or satisfied by the issuance of shares of its Capital Stock (other than Redeemable Stock) after the 1999 Issue Date, plus

         - to the extent not otherwise included in Consolidated Net Income, the net reduction in Investments in Non-Recourse Subsidiaries or joint ventures or other Persons resulting from dividends, repayments of loans or advances, releases or discharges of guarantees or other obligations or other transfers of Property or return of capital, in each case to or in favor of the Company or a Subsidiary after the 1999 Issue Date from any Non-Recourse Subsidiary or joint venture or other Person or from the redesignation of a Non-Recourse Subsidiary as a Subsidiary (valued in each case as provided in the definition of Investment), not to exceed, in the case of any Non-Recourse Subsidiary or joint venture or other Person, the total amount of Investments (other than Permitted Investments permitted by clauses (1)-(10) of the definition of "Permitted Investments") in such Non-Recourse Subsidiary or joint venture or other Person made by the Company and its Subsidiaries in such Non-Recourse Subsidiary or joint venture or other Person existing on or made after the 1999 Issue Date, plus

         - to the extent not otherwise included in the Company's Consolidated Net Income or in the previous bullet point, the total amount of Investments existing on or made after the 1999 Issue Date in Persons which have become Subsidiaries subsequent to the 1999 Issue Date (calculated as of the date they become Subsidiaries), plus

         -        $50 million.

         The preceding sentence of this Section 4.10 shall not prevent:

                  (A) the payment of any dividend on the Capital Stock of any class within 60 days after the date of its declaration if at the date of declaration the payment would be permitted by this Indenture, provided that at the time of the declaration of such dividend, no Default shall have occurred and be continuing,

                  (B) any repurchase or redemption of the Company's Capital Stock or Subordinated Indebtedness made by exchange for its Capital Stock (other than Redeemable Stock), or out of the net cash proceeds from the substantially concurrent issuance or sale (other than to a Subsidiary) of its Capital Stock (other than Redeemable Stock), if the net cash proceeds from the sale are excluded from computations under the second bullet point under (3) above to the extent such proceeds are applied to purchase or redeem such Capital Stock or Subordinated Indebtedness, and

                  (C) any repurchase or redemption of Subordinated Indebtedness solely in exchange for, or out of the net cash proceeds from the substantially concurrent sale of, new Subordinated Indebtedness, so long as the new Subordinated Indebtedness:

         - is subordinated to the Notes or the Subsidiary Guarantees, as the case may be, at least to the same extent as the Subordinated Indebtedness so exchanged, purchased or redeemed,

         - has a stated maturity later than the stated maturity of the Subordinated Indebtedness so exchanged, purchased or redeemed, and

         - has an Average Life at the time incurred that is greater than the remaining Average Life of the Subordinated Indebtedness so exchanged, purchased or redeemed.

         Restricted Payments permitted to be made as described in clauses (B) and (C) of the immediately preceding sentence shall be excluded in calculating the amount of Restricted Payments thereafter; however, Restricted Payments made as described in (A) of the immediately preceding sentence shall be included.

         SECTION 4.11. Limitation on Indebtedness.

                  The Company shall, and shall permit any Subsidiary to, create, incur, assume, suffer to come into existence, guarantee or otherwise become liable with respect to the payment of (collectively, "incur") any Indebtedness only if, after giving effect to the incurrence of that Indebtedness, no Default or Event of Default would occur and the Consolidated Interest Coverage Ratio for the Determination Period preceding the applicable Transaction Date is at least 2.0 to 1.0. Notwithstanding the foregoing, the Company or any Subsidiary may incur Permitted Indebtedness. Any Indebtedness of a Person existing at the time that Person becomes a Subsidiary (or is consolidated or merged with or into a Subsidiary or the Company) shall be deemed to be incurred at the time such Person becomes a Subsidiary (or the merger or consolidation occurs).

         SECTION 4.12. Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries.

                  The Company shall not, and shall not permit any Subsidiary to, create, enter into any agreement with any Person or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind that by its terms restricts the ability of any Subsidiary to:

         - pay dividends or make any other distributions on its Capital Stock to the Company or any Subsidiary,

         -        pay any Indebtedness owed to the Company or any Subsidiary,

         -        make loans or advances to the Company or any Subsidiary, or

         -        transfer any of its Property to the Company or any Subsidiary.

                  The preceding sentence of this Section 4.12 shall not apply to any encumbrance or restriction contained in any agreement or instrument:

                  (1) existing on the Issue Date,

                  (2) relating to any Property acquired after the Issue Date, so long as the encumbrance or restriction relates only to the Property so acquired,

                  (3) relating to any Indebtedness of any Person at the date on which the Person was merged or consolidated with or into, or acquired by, the Company or a Subsidiary or became a Subsidiary (other than Indebtedness incurred as a result of, or in anticipation of, such transaction),

                  (4) effecting a renewal, extension, refinancing, refund, repurchase or replacement (or successive extensions, renewals, refinancings, refundings, repurchases or replacements) of Indebtedness issued under an agreement referred to in clauses (1) through (3) of this Section 4.12, so long as the encumbrances and restrictions contained in any such renewal, extension, refinancing, refund, repurchase or replacement agreement, taken as a whole, are not materially more restrictive than the encumbrances and restrictions contained in the original agreement, as determined in good faith by the Board of Directors,

                  (5) constituting customary provisions restricting subletting or assignment of any lease of the Company or any Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder,

                  (6) constituting restrictions on the sale or other disposition of any Property securing Indebtedness as a result of a Permitted Lien on such Property,

                  (7) constituting any temporary encumbrance or restriction with respect to a Subsidiary under an agreement that has been entered into for the sale or disposition of all or substantially all of the outstanding Capital Stock of or assets of such Subsidiary, provided that such sale or disposition is otherwise permitted under this Indenture,

                  (8) constituting customary restrictions on cash, other deposits or assets imposed by customers and other Persons under contracts entered into in the ordinary course of business,

                  (9) constituting provisions contained in agreements or instruments relating to Indebtedness that prohibit the transfer of all or substantially all of the assets of the obligor under that agreement or instrument unless the transferee assumes the obligations of the obligor under such agreement or instrument or such assets may be transferred subject to such prohibition,

                  (10) relating to Limited Recourse Indebtedness,

                  (11) constituting a requirement that a certain amount of Indebtedness be maintained between a Subsidiary and the Company or another Subsidiary,

                  (12) constituting any encumbrance or restriction with respect to Property under an agreement that has been entered into for the sale or disposition of such Property, provided that such sale or disposition is otherwise permitted under this Indenture,

                  (13) relating to a Person existing at the time that Person is merged or consolidated with or into, or acquired by, the Company or a Subsidiary or becomes a Subsidiary (and not entered into as a result of, or in anticipation of, such transaction),

                  (14) constituting any encumbrance or restriction with respect to Property under a charter, lease or other agreement that has been entered into in the ordinary course of business for the employment of such Property, or

                  (15) in the case of Subsidiaries that are not Wholly Owned Subsidiaries, constituting a shareholders or other similar agreement.

         SECTION 4.13. Taxes.

                  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

         SECTION 4.14. Limitation on Asset Sales.

                  The Company shall engage in, and shall permit any Subsidiary to engage in, any Asset Sale only if:

                  (1) the Company or the Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale, except in the case of:

                  - an Asset Sale resulting from the requisition of title to, seizure or forfeiture of any Property or any actual or constructive total loss or an agreed or compromised total loss, or

                  -        a Bargain Purchase Contract,

                  (2) the Fair Market Value of all forms of consideration other than Cash Proceeds, Liquid Securities, Replacement Assets and Investments permitted by Section 4.10 received for all Asset Sales (excluding those described in the two bullet points in clause (1) of this Section 4.14) since the Issue Date does not exceed in the aggregate 10% of the Company's Consolidated Net Tangible Assets at the time of such Asset Sale (before giving effect thereto), and

                  (3) the Company certifies to the Trustee that such Asset Sale complies with clauses (1) and (2) of this Section 4.14.

                  The Company or such Subsidiary, as the case may be, may apply the Net Available Proceeds from each Asset Sale:

         -        to the acquisition of one or more Replacement Assets, or

         - to repurchase or repay Senior Debt (other than Indebtedness owed to the Company or its Affiliates) (with a permanent reduction of availability in the case of revolving credit borrowings);

         provided, however, that such acquisition or such repurchase or repayment shall be made within 365 days after the consummation of the relevant Asset Sale.

                  The following amounts shall be deemed to be cash or cash equivalents (and included in Cash Proceeds) for purposes of this
         Section 4.14:

         - any liabilities of the Company or any Subsidiary (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto), other than liabilities that by their terms are subordinated to the Notes or the applicable Subsidiary Guarantee, that are assumed by the transferee of any such Property, and

         - any Indebtedness or other obligations received by the Company or any such Subsidiary from such transferee that are converted by the Company or such Subsidiary into cash (to the extent of the cash received) within 180 days of such Asset Sale.

                  Any Net Available Proceeds from any Asset Sale that are not used to acquire Replacement Assets or to repurchase or repay Senior Debt within 365 days after consummation of the relevant Asset Sale shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $50 million, the Company shall, or at any time after receipt of Excess Proceeds, the Company may, at its option, make a pro rata offer to all Holders of Notes and holders of other Indebtedness that ranks by its terms equally in right of payment with the Notes and the terms of which contain substantially similar requirements with respect to the application of net proceeds from asset sales as are contained in this Section 4.14, which is herein referred to as an "Asset Sale Offer," to purchase on a pro rata basis the maximum principal amount of the Notes and other such Indebtedness in integral multiples of $1,000 that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the outstanding principal amount thereof plus any accrued and unpaid interest through and including the purchase date (subject to the right of Holders on a Regular Record

         Date to receive interest due on the relevant Interest Payment Date). Upon completion of any Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero, and the Company may use any remaining amount for general corporate purposes.

                  Within five Business Days after the Company is obligated to make an Asset Sale Offer, it shall send a written notice to Holders, accompanied by such information that the Company in good faith believes will enable Holders to make an informed decision with respect to the Asset Sale Offer.

                  The Company shall comply with any applicable tender offer rules, including any applicable requirements of Rule 14e-l under the Exchange Act, in the event that an Asset Sale Offer is required under the circumstances described in this Section 4.14, and it shall file Schedule TO or any other required schedule.

         SECTION 4.15. Limitation on Sale and Lease-Back Transactions.

                  The Company shall, and shall permit any Subsidiary to, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Lease-Back Transaction only if:

         - the proceeds from the Sale and Lease-Back Transaction are at least equal to the Fair Market Value of the Property being transferred, and

         - the Company or the Subsidiary would have been permitted to enter into the transaction under Section 4.11 (prior to an Investment Grade Status Event only) and Section 4.16 (in each case, if the Sale and Lease-Back Transaction is a Capital Lease Obligation).

         The preceding sentence of this Section 4.15 shall not apply to any Sale and Lease-Back Transaction if:

                  (1) the transaction is for a period, including renewal rights, not in excess of three years;

                  (2) the sale of the Property that is the subject of the Sale and Lease-Back Transaction is made within 270 days after its acquisition, construction or improvement;

                  (3) the transaction is between the Company and a Subsidiary or between Subsidiaries; or

                  (4) the Company or a Subsidiary, as the case may be, applies the Net Available Proceeds from the transaction to the acquisition of one or more Replacement Assets or to repurchase or repay Senior Debt (other than Indebtedness owed to the Company or its Affiliates) (with a permanent reduction of availability in the case of revolving credit borrowings), all in accordance with the covenant set forth in Section 4.14 as if such covenant applied to the transaction.

         SECTION 4.16. Limitation on Liens.

                  The Company shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to come into existence any Liens on or with respect to any Property of the Company or that Subsidiary or any interest in that Property or any income or profits from that Property to secure (a) any Indebtedness of the Company or a Subsidiary (if it is not also a Subsidiary Guarantor), unless prior to, or contemporaneously therewith, the Notes are equally and ratably secured, or (b) any Indebtedness of any Subsidiary Guarantor unless prior to, or contemporaneously therewith, the Subsidiary Guarantees are equally and ratably secured; provided, however, that if such Indebtedness is expressly subordinated to the Notes or the Subsidiary Guarantees, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the Notes or the Subsidiary Guarantees, as the case may be, with the same relative priority as such Indebtedness has with respect to the Notes or the Subsidiary Guarantees. The preceding sentence of this Section 4.16 shall not apply to Permitted Liens.

         SECTION 4.17. Limitation on Non-Guarantor Subsidiaries.

                  The Company shall permit any Subsidiary that is not a Subsidiary Guarantor to incur a guarantee of any Indebtedness of the Company (except Indebtedness under a Credit Facility) only if:

                  (1) both

         - such Subsidiary simultaneously executes and delivers a supplement to this Indenture, substantially in the form of Exhibit B to the First Supplemental Indenture, providing for a Subsidiary Guarantee, and

         - with respect to any guarantee of the Company's Subordinated Indebtedness by a Subsidiary, any such guarantee shall be subordinated to that Subsidiary's Subsidiary Guarantee at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes,

                  (2) such Subsidiary waives, and agrees not in any manner whatsoever to exercise any right or claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Subsidiary Guarantee until such time as the obligations guaranteed thereby are paid in full, and

                  (3) such Subsidiary delivers to the Trustee an Opinion of Counsel of outside legal counsel to the effect that such supplemental indenture has been duly executed and authorized and that such Subsidiary Guarantee constitutes a valid, binding and enforceable obligation of the Subsidiary, except insofar as enforcement thereof may be:

         - limited by bankruptcy, insolvency or similar laws (including all laws relating to fraudulent transfers), and

         -        subject to general principles of equity.

                  This Section 4.17 shall not, however, apply to any guarantee of any Subsidiary that:

         -        existed at the time such Person became a Subsidiary, and

         - was not incurred in connection with, or in contemplation of, that Person becoming a Subsidiary.

                  A pledge of assets to secure any Indebtedness for which the pledgor is not otherwise liable shall not be considered a guarantee for purposes of this Section 4.17.

         SECTION 4.18. Reports.

                  So long as any Notes are outstanding, the Company shall: (1) file with the SEC, so long as it accepts the Company's filings and whether or not the Company is required to do so under the Exchange Act, the annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that the Company would be required to file if it were subject to Section 13 or 15 of the Exchange Act, in each case on or before the dates on which such reports would have been required to have been filed with the SEC if the Company had been subject to Section 13 or 15 of the Exchange Act; and (2) file with the Trustee (with exhibits) copies of such reports within 15 days after the date on which the Company files the reports with the SEC or the date on which the Company would be required to file the reports if it were so required or, if the SEC will not accept the filings, supply copies of the reports (including any exhibits) to any Holder promptly upon written request.

                  Section 4.03(c) shall be applicable with respect to filings made by the Company in accordance with this Section 4.18, and references in Section 4.03(c) to Section 4.03(a) and Section 4.03 shall be deemed also to include references to this Section 4.18.

         SECTION 4.19. Termination of Certain Covenants Upon Investment Grade Status Event.

                  If at any time the Notes shall achieve an Investment Grade Status and no Event of Default shall have occurred and then be continuing (such occurrence being referred to as an "Investment Grade Status Event"), then, immediately upon the Company's delivery to the Trustee of an Officers' Certificate certifying the occurrence of an Investment Grade Status Event, the covenants set forth in Sections 4.09 through 4.14, together with clause (3) of Section 5.01, shall terminate and shall not thereafter be applicable to the Company and its Subsidiaries.

         SECTION 1.05. Supplement to Article V of the Original Indenture.
Section 5.01 of the Original Indenture is superseded with respect to the Notes by the following provisions:

                  The Company shall not consolidate with or merge into any other Person, or sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, unless:

                  (1) either (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by such consolidation or surviving such merger or which acquires, by sale, lease, conveyance, assignment, transfer or other disposition, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole (such Person, the "Successor"), shall be a Person organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, the Bahamas, Barbados, Bermuda, the British Virgin Islands, the Cayman Islands, any of the Channel Islands, France, any other member of the European Union or the Netherlands Antilles and shall expressly assume, by a supplement to this Indenture, the due and punctual payment of all amounts owing on all the Notes and the performance of the Company's covenants and obligations under this Indenture;

                  (2) immediately after giving effect to such transaction on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), no Event of Default or Default shall have occurred and be continuing or would result therefrom;

                  (3) immediately after giving effect to the transaction on a pro forma basis as if the transaction had occurred on the first day of the Determination Period, the Company or the Successor would: (a) be permitted to incur $1.00 of additional Indebtedness under the Consolidated Interest Coverage Ratio test described in the first sentence of Section 4.11 or (b) have a Consolidated Interest Coverage Ratio that is no less than such ratio for the Company immediately prior to the transaction, in which event the Company shall be deemed to have complied with the test described in the first sentence of Section 4.11;

                  (4) in the case of clause (1)(b) of this Section 5.01, in the event that the Successor is organized in a jurisdiction other than the United States of America, any State thereof or the District of Columbia that is different from the jurisdiction in which the obligor on the Notes was organized immediately before giving effect to the transaction, (a) such Successor delivers to the Trustee an Opinion of Counsel stating that (1) the obligations of the Successor are enforceable under the laws of the new jurisdiction of its formation subject to customary exceptions and (2) the Holders of Notes will not recognize any income, gain or loss for U.S. federal income tax purposes as a result of the transaction and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such transaction had not occurred, (b) such Successor agrees in writing to submit to jurisdiction to the competent courts of the State of New York or the federal district court sitting in The City of New York and appoints an agent in the State of New York for the service of process, each under terms satisfactory to the Trustee, and (c) the Board of Directors or the comparable governing body of such Successor determines in good faith that such transaction will not adversely affect the interests of the Holders of Notes in any material respect and a Board Resolution (or its equivalent if the Successor is not a corporation) to that effect is delivered to the Trustee; and

                  (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, lease, conveyance, assignment, transfer or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  The preceding provisions of this Section 5.01 shall not apply to any merger of another Person into the Company. In addition, the provision described in clause (3) of this Section 5.01 shall not apply to any merger into, or consolidation with, or any disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to, the Company or any of its Wholly Owned Subsidiaries.

         SECTION 1.06. Supplement to Article VI of the Original Indenture.

         (a) Section 6.01 of the Original Indenture is supplemented with respect to the Notes by deleting clauses (3), (5) and (6) thereof, by substituting for such deleted clauses the new clauses (3), (5) and (6) set forth below and by adding the following new clauses (7)-(9) thereto in lieu of clause
(7) thereof:

                  (3) the Company fails to comply with any of its covenants or agreements contained in Sections 3.12 and 3.14, Section 4.14 or
         Section 5.01 hereof;

                  ...

                  (5) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                           (A)      commences a voluntary case,

                           (B) consents to the entry of an order for relief against it in an involuntary case,

                           (C) consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property, or

                           (D) makes a general assignment for the benefit of its creditors;

                  (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 90 days and that:

                           (A) is for relief against the Company or any of its Significant Subsidiaries as debtor in an involuntary case,

                           (B) appoints a Bankruptcy Custodian of the Company or any of its Significant Subsidiaries or a Bankruptcy Custodian for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or

                           (C) orders the liquidation of the Company or any of its Significant Subsidiaries.

                  (7) Indebtedness (other than Limited Recourse Indebtedness) of the Company or any Subsidiary is not paid when due within the applicable grace period or is accelerated by the holders thereof and, in either case, the aggregate principal amount of such due and unpaid or accelerated Indebtedness exceeds $50 million;

                  (8) a court of competent jurisdiction enters one or more judgments or orders against the Company or any Subsidiary in an uninsured or unindemnified aggregate amount in excess of $50 million that remain undischarged or unsatisfied for 60 consecutive days after the right to appeal them has expired; or

                  (9) any Subsidiary Guarantee shall for any reason cease to be, or be asserted by the Company or any Subsidiary Guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of any such Subsidiary Guarantee in accordance with this Indenture).

         (b) The last paragraph of Section 6.01 of the Original Indenture is supplemented with respect to the Notes by deleting the words "or (7)" in the first sentence thereof.

         (c) The first sentence of Section 6.05 of the Original Indenture is supplemented with respect to the Notes by substituting the phrase "(1), (2),
(3), (7), (8) or (9)" for the phrase "(1), (2), (3) or (7)" appearing therein.

         SECTION 1.07. Supplement to Article VIII of the Original Identure.

         The Original Indenture is supplemented with respect to the Notes by inserting the following provision in Article VIII:

         SECTION 8.05. Discharge of Subsidiary Guarantees.

         The obligations of each Subsidiary Guarantor with respect to its Subsidiary Guarantee and under this Indenture shall be satisfied, discharged and/or defeased automatically to the same extent as the obligations of the Company with respect to the Notes are satisfied, discharged and/or defeased pursuant to this Article VIII (in addition to any release or discharge pursuant to Section 11.04), and such obligations of each Subsidiary Guarantor so satisfied, discharged and/or defeased shall be subject to reinstatement pursuant to Section 8.04 in the event that such obligations of the Company shall be reinstated (unless released or discharged pursuant to Section 11.04).

         SECTION 1.08. Supplement to Article IX of the Original Indenture.

                  (a) Section 9.01 of the Original Indenture is supplemented with respect to the Notes by inserting the following proviso at the end of clause (8) thereof: "; and provided further, however, that any such change or elimination to conform this Indenture to an Offering Memorandum shall not be deemed to so adversely affect the Notes."

                  (b) Section 9.02 of the Original Indenture is supplemented with respect to the Notes by deleting the word "or" at the end of clause (9) thereof, replacing the period at the end of clause
         (10) thereof with a semi-colon, and adding the following new clauses
         (11) and (12) to such Section:

                           (11)     subordinate in right of payment, or
                  otherwise subordinate, the Notes or any Subsidiary Guarantee to any other Indebtedness; or

                           (12) materially and adversely affect the right provided in Article III to require the Company to repurchase Notes upon a Change in Control resulting in a Rating Decline.

         SECTION 1.09. New Article XI.

                  The Original Indenture is supplemented with respect to the Notes by inserting the following Article XI:

                                   ARTICLE XI

                              SUBSIDIARY GUARANTEES

         SECTION 11.01. Subsidiary Guarantees.

                  Each Subsidiary Guarantor, jointly and severally, hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and any premium and interest on the Notes shall be promptly paid in full when due, whether at Stated

         Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on premium and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee shall not be discharged (other than in accordance with Section 8.01(a), 8.01(c) or 11.04 of this Indenture) except by complete performance of the obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company or Subsidiary Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and
         (y) in the event of any declaration of acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. In order to provide for just and equitable contribution among the Subsidiary Guarantors, in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Subsidiary Guarantor") under its Subsidiary Guarantee, such Funding Subsidiary Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Subsidiary Guarantor) for all payments, damages and expenses incurred by the Funding Subsidiary Guarantor in discharging the Company's obligations with respect to the Notes or any other Subsidiary Guarantor's obligations with respect to any Subsidiary Guarantee. Each Subsidiary Guarantor agrees that it will not be entitled to exercise any right of subrogation or contribution in relation to the Holders of Notes in respect of any obligations guaranteed hereby until payment in full of all amounts guaranteed under this Section 11.01.

         SECTION 11.02. Execution and Delivery of Supplemental Indentures.

                  To effect its Subsidiary Guarantee set forth in Section 11.01, each Subsidiary Guarantor hereby agrees that a supplement to this Indenture shall be executed on behalf of such Subsidiary Guarantor by its duly authorized officer in accordance with Section 4.17 hereof and that such Subsidiary Guarantor shall deliver to the Trustee the Opinion of Counsel required by Section 4.17 hereof.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder and whether upon original issue, registration of transfer, exchange or otherwise, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each Person that is then a Subsidiary Guarantor.

         SECTION 11.03. Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

                  No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person whether or not affiliated with such Subsidiary Guarantor unless:

                  (a) subject to the provisions of Section 11.04 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, in respect of the Notes, this Indenture and such Subsidiary Guarantor's Subsidiary Guarantee;

                  (b) immediately after giving effect to such transaction, no Default or Event of Default exists; and

                  (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  In case of any such consolidation or merger and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the obligations of the Subsidiary Guarantor in respect of the Notes, this Indenture and such Subsidiary Guarantor's Subsidiary Guarantee, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.

                  Except as set forth in Articles IV and V hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or other disposition of all or substantially all of the assets of a Subsidiary Guarantor to the Company or another Subsidiary Guarantor.

         SECTION 11.04. Releases of Subsidiary Guarantees.

                  In the event of (1) a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor to a Person other than a Subsidiary or the Company in a transaction that does not violate any provisions of this Indenture, by way of merger, consolidation or otherwise, or (2) a sale or other disposition (including, without limitation, by foreclosure) of all of the Capital Stock of any Subsidiary Guarantor to a Person other than a Subsidiary or the Company, then such Subsidiary Guarantor shall be released and relieved of any obligations under this Indenture and its Subsidiary Guarantee; provided that all obligations of such Subsidiary Guarantor under all of its guarantees of any other Indebtedness of the Company shall also terminate or be released upon such sale or other disposition. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under this Indenture and its Subsidiary Guarantee.

                  In the event of a release or discharge in full of all obligations of any Subsidiary Guarantor in respect of all of its guarantees of Indebtedness of the Company (other than the Notes and Indebtedness of the Company under any Credit Facility), such Subsidiary Guarantor shall, upon the written request of the Company to the Trustee, be released and relieved of any obligation under this Indenture and its Subsidiary Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect that such Subsidiary Guarantor has been released or discharged in full from all of its obligations under all of its guarantees of Indebtedness of the Company (other than the Notes and Indebtedness of the Company under any Credit Facility), the Trustee shall execute any documents reasonably required in order to evidence the release of such Subsidiary Guarantor from its obligations under this Indenture and its Subsidiary Guarantee.

                  Any Subsidiary Guarantor that is designated a Non-Recourse Subsidiary in accordance with the terms of this Indenture shall be released from and relieved of its obligations under this Indenture and its Subsidiary Guarantee. Upon effectiveness of such designation, the Trustee shall execute any documents reasonably required in order to evidence the release of such Subsidiary Guarantor from its obligations under this Indenture and its Subsidiary Guarantee.

                  Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and any premium and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture.

         SECTION 11.05. Limitation on Subsidiary Guarantor Liability.

                  For purposes hereof, each Subsidiary Guarantor's liability shall be that amount from time to time equal to the aggregate liability of such Subsidiary Guarantor thereunder, but shall be limited to the lesser of (i) the aggregate amount of the obligations of the Company under the Notes and this Indenture and (ii) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in the Bankruptcy Act and in the Debtor and Creditor Law of the State of New York) or (B) left it with unreasonably small capital at the time its Subsidiary Guarantee of the Notes was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Subsidiary Guarantor is a party that the amount guaranteed pursuant to its Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of such Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Subsidiary Guarantor is limited to the amount set forth in clause (ii). In making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantor to contribution from other Subsidiary Guarantors and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.

         SECTION 1.10. Effect of Article 1. The supplements to the Original Indenture set forth in Article 1 of this First Supplemental Indenture affect only the provisions of the Original Indenture as such provisions relate to the Notes, the series of Securities comprised of the Notes and the rights, remedies and obligations of the Company, the Subsidiary Guarantors, the Holders of Notes, the Trustee and other Persons set forth in the Original Indenture as such rights, remedies and obligations relate to the Notes.

                                    ARTICLE 2

                                    THE NOTES

         SECTION 2.01. Form and Terms. The Notes shall be issued initially in the form of one or more Global Securities substantially in the form set forth on Exhibit A hereto, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The terms of the Notes set forth on Exhibit A hereto are incorporated by reference herein as if set forth herein in their entirety. The Notes constituting Transfer Restricted Securities will be resold initially only (a) to QIBs in reliance on Rule 144A and (b) in offshore transactions to Persons other than U.S. Persons in reliance on Regulation S. Pursuant to the terms of a Registration Rights Agreement, upon consummation of the Exchange Offer contemplated thereby, the Notes constituting

Transfer Restricted Securities will be exchanged by the Holders for Exchange Notes to be issued by the Company in accordance with Section 2.03 hereof.

         SECTION 2.02. Designation, Amount, etc.

         (a) The Notes shall be entitled the "7 3/8% Senior Notes due 2014" of the Company.

         (b) The Trustee shall authenticate and deliver Notes for original issue on the Issue Date in an aggregate principal amount of $500,000,000 upon a Company Order for the authentication and delivery of Notes, without any further action by the Company, with Notes initially resold in reliance upon Rule 144A and Regulation S being represented by separate Global Securities, which are referred to in this Article 2 as the "Rule 144A Global Security" and the "Regulation S Global Security," respectively. Subject to its compliance with
Section 4.11 of the Indenture, if then applicable, the Company may, from time to time, issue for sale to one or more Initial Purchasers an unlimited amount of additional Notes ("Additional Notes") under the Indenture, which shall be issued in the same form as the Notes issued on the Issue Date and which shall have identical terms as the Notes issued on the Issue Date other than with respect to the issue date, issue price and date of first payment of interest; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of the Code. The Company Order delivered by the Company to the Trustee pursuant to
Section 2.04 of the Original Indenture for the authentication and delivery of any Additional Notes shall specify whether or not such Additional Notes shall be Transfer Restricted Securities. The Notes issued on the Issue Date and any Additional Notes subsequently issued, together with any Exchange Notes issued in exchange therefor pursuant to an Exchange Offer, shall be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

         (c) If the Company issues additional Transfer Restricted Securities prior to the completion of an Exchange Offer, the period of the resale restrictions applicable to any Transfer Restricted Securities previously offered and sold in reliance on Rule 144A will be automatically extended to the last day of the period of any resale restrictions imposed on any such additional Transfer Restricted Securities.

         (d) At all times while the Notes are outstanding, the Company shall maintain a Place of Payment for the Notes in The City of New York, which Place of Payment shall be initially the office of the Trustee located at 4 New York Plaza, 15th Floor, New York, New York.

         (e) The Holders shall be entitled to the benefits of Section 4.03(b) of the Original Indenture applicable to Rule 144A Securities.

         (f) No Additional Amounts shall be payable with respect to the Notes.

         SECTION 2.03. Transfer of Transfer Restricted Securities.

         (a) When Notes are presented to the Registrar with the request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange in accordance with Article II of the Original Indenture. In addition, in the case of Transfer

Restricted Securities in certificated form, such request to register the transfer or to make the exchange shall be accompanied by the following additional information and documents, as applicable, upon which the Registrar may conclusively rely:

                  (1) if such Transfer Restricted Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in substantially the form of Exhibit C hereto; or

                  (2) if such Transfer Restricted Securities are being transferred (i) to a QIB in accordance with Rule 144A under the Securities Act or (ii) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests), a certification to that effect from such Holder in substantially the form of Exhibit C hereto; or

                  (3) if such Transfer Restricted Securities are being transferred to Persons other than U.S. Persons in reliance on Regulation S, a certification to that effect from such Holder in substantially the form of Exhibit D hereto; or

                  (4) if such Transfer Restricted Securities are being transferred in reliance on another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests), a certification to that effect from such Holder in substantially the form of Exhibit C hereto.

         (b) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                  (1) in the case of any Transfer Restricted Security that is in the form of a certificated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Note that does not bear the legend set forth in Section
         2.04 below and rescind any restriction on the transfer of such Transfer Restricted Security set forth in this Section 2.03; and

                  (2) in the case of any Transfer Restricted Security represented by a Global Security, such Transfer Restricted Security shall not be required to bear the legend set forth in Section 2.04 below if all other interests in such Global Security have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act.

Notwithstanding the foregoing, upon consummation of an Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.04 of the Original Indenture, the Trustee shall authenticate Exchange Notes in exchange for other Notes accepted for exchange in the Exchange Offer, which Exchange Notes shall not bear the legend set forth in Section 2.04 below, and the Registrar shall rescind any restriction on the transfer of such Exchange Notes set forth in this Section 2.03, in each case unless the Holder of such Notes accepted for exchange in the Exchange Offer (1) is an affiliate of the Company within the meaning of Rule 405 under the Securities Act or an Initial Purchaser holding Notes acquired by it and having the status of an unsold allotment in the initial offering and sale of Notes pursuant to the Purchase Agreement, (2) does not acquire the Exchange Notes in the ordinary course of such Holder's business or (3) has an arrangement or understanding with any Person to participate in the Exchange Offer for the purpose of distributing such Exchange Notes or is engaged in, and intends to engage in, any such distribution. The Company shall identify to the Trustee such Holders of the Notes in a written certification signed by an Officer of the Company and, absent certification from the Company to such effect, the Trustee shall assume that there are no such Holders.

         (c) Until the 40th day after the later of the commencement of the offering of the Notes and the Issue Date (such period, the "Distribution Compliance Period"), a beneficial interest in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in a Rule 144A Global Note only if the transferor first delivers to the Trustee a written certificate (in the form provided in Exhibit C hereto) to the effect that such transfer is being made to a Person who the transferor reasonably believes is purchasing for its own account or accounts as to which it exercises sole investment discretion and that such Person is a QIB, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. After the expiration of the Distribution Compliance Period, such certification requirements shall not apply to such transfers of beneficial interests in the Regulation S Global Notes.

         (d) Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the trustee a written certificate (in the form provided in Exhibit C or D hereto, as applicable) to the effect that such transfer is being made in accordance with Rule 904 of Regulation S or Rule 144 (if available).

         SECTION 2.04. Restrictive Legend.

         (a) Except as provided in Section 2.03 hereof, prior to the Resale Restriction Termination Date, each certificate evidencing the Notes issued on the Issue Date or any Additional Notes subsequently issued as Transfer Restricted Securities shall bear a legend in substantially the following form:

         THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF PRIDE INTERNATIONAL, INC. (THE "COMPANY") THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED

         PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD UNDER RULE 144(K) UNDER THE SECURITIES ACT THAT APPLIES TO THIS SECURITY, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. [IF CERTIFICATED: IN ADDITION, WITH RESPECT TO ANY TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (A)(V) ABOVE) PRIOR TO THE EXPIRATION OF SUCH HOLDING PERIOD, THE HOLDER WILL DELIVER TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AND, IN THE CASE OF A TRANSFER PURSUANT TO CLAUSE (A)(IV) ABOVE, A LEGAL OPINION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER BY IT COMPLIES WITH THE FOREGOING RESTRICTIONS.]

                                    ARTICLE 3

                         REPRESENTATIONS OF THE COMPANY

         SECTION 3.01. Authority of the Company. The Company is duly authorized to execute and deliver this First Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this First Supplemental Indenture has been duly and effectively taken.

         SECTION 3.02. Truth of Recitals and Statements. The Company warrants that the recitals of fact and statements contained in this First Supplemental Indenture are true and correct, and that the recitals of fact and statements contained in all certificates and other documents furnished thereunder will be true and correct.

                                    ARTICLE 4

                             CONCERNING THE TRUSTEE

         SECTION 4.01. Acceptance of Trusts. The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Original Indenture and in this First Supplemental Indenture, to all of which the Company and the respective Holders of the Notes at any time hereafter outstanding agree by their acceptance thereof.

         SECTION 4.02. No Responsibility of Trustee for Recitals, Etc. The recitals and statements contained in this First Supplemental Indenture shall be taken as the recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture, except that the Trustee is duly authorized by all necessary corporate actions to execute and deliver this First Supplemental Indenture.

                                    ARTICLE 5

                            MISCELLANEOUS PROVISIONS

         SECTION 5.01. Relation to the Original Indenture. The provisions of this First Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. This First Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Original Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Original Indenture; provided, however, such terms and provisions shall be so included in this First Supplemental Indenture solely for the benefit of the Company, the Subsidiary Guarantors, if any, the Trustee and the Holders of the Notes. The Original Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provisions thereof, as supplemented by this First Supplemental Indenture, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed together as one instrument.

         SECTION 5.02. Meaning of Terms. Any term used in this First Supplemental Indenture which is defined in the Original Indenture shall have the meaning specified in the Original Indenture, unless the context shall otherwise require.

         SECTION 5.03. Counterparts of Supplemental Indenture. This First Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         SECTION 5.04. Governing Law. This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the internal laws of the State of New York, except to the extent the laws of the State of New York require the application of the laws of another jurisdiction.

         IN WITNESS WHEREOF, Pride International, Inc. has caused this First Supplemental Indenture to be executed in its corporate name by a duly authorized officer, and JPMorgan Chase Bank has caused this First Supplemental Indenture to be executed by a duly authorized officer, all as of the date first above written.

                                        PRIDE INTERNATIONAL, INC.

                                        By:    /s/ Steven D. Oldham
                                           ------------------------------------
                                           Steven D. Oldham
                                           Vice President - Treasury
                                           and Investor Relations

                                        JPMORGAN CHASE BANK,
                                        as Trustee

                                        By:    /s/ Larry O' Brien
                                           ------------------------------------
                                           Larry O'Brien
                                           Vice President

                                    EXHIBIT A

                             [FORM OF FACE OF NOTE]
                           [RULE 144A GLOBAL SECURITY]
                         [REGULATION S GLOBAL SECURITY]

                            PRIDE INTERNATIONAL, INC.

                          7 3/8% SENIOR NOTE DUE 2014

[ADD LEGENDS REQUIRED BY SECTION 2.04 OF THE FIRST SUPPLEMENTAL INDENTURE TO THE INDENTURE REFERRED TO ON THE OTHER SIDE OF THIS NOTE]

         [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST THEREIN.]*

_______________________________
* On Global Securities Only.

                                                               CUSIP No. [     ]

No.                                                            $________________

         Pride International, Inc., a Delaware corporation, promises to pay to _____________, or registered assigns, the principal sum of
____________________________ Dollars[, or such greater or lesser amount as indicated on the Schedule of Exchanges of Securities hereto,]* on July 15, 2014.

         This Note shall bear interest as specified on the other side of this Note. All capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Indenture referred to on the other side of this Note.

         Additional provisions of this Note are set forth on the other side of this Note.

                                  PRIDE INTERNATIONAL, INC.

                                  By: __________________________________________
                                      Name:
                                      Title:

                                  By: __________________________________________
                                      Name:
                                      Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK,
as Trustee

By:_____________________________
       Authorized Officer

Dated:__________________________

-----------
*On Global Securities only.

                         [FORM OF REVERSE SIDE OF NOTE]

                                  7 3/8% SENIOR
                                  NOTE DUE 2014

1.       Interest

         Pride International, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay such interest semi-annually in arrears on July 15 and January 15 of each year, commencing January 15, 2005. Interest will be paid on each such Interest Payment Date to the Holder as of the immediately preceding Regular Record Date, even if such Interest Payment Date is a Redemption Date, Change in Control Purchase Date or other Maturity date, but subject to the provisions of the Indenture respecting payment of defaulted interest. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 7, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Notwithstanding any contrary provision in the Indenture, the Company promises to pay interest on demand at the rate of 8.375% per annum, compounded semi-annually, on overdue principal of, premium, if any, and interest on the Notes, including any Redemption Price or Change in Control Purchase Price (to the extent that payment of such interest is enforceable under applicable law).

2.       Method of Payment

         Upon the terms and subject to the conditions of the Indenture, the Company will make all payments of the Redemption Price and Change in Control Purchase Price and principal due at Maturity in respect of the Notes to Holders who surrender such Notes to a Paying Agent to collect such payments; provided that if any Redemption Date, Change in Control Purchase Date or other Maturity date is an Interest Payment Date, accrued and unpaid interest shall be paid to the Holder as of the immediately preceding Regular Record Date. The Company will pay all amounts due in respect of the Notes in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company will make such payments (i) by wire transfer of immediately available funds to any account maintained in the United States with respect to Global Securities or Notes held in certificated form with an aggregate principal amount in excess of $2,000,000 whose Holder has requested such method of payment and provided wire transfer instructions to the Paying Agent or (ii) by check payable in such money mailed to a Holder's registered address with respect to any certificated Notes.

3.       Paying Agent and Registrar

         Initially, JPMorgan Chase Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar at its office at 4 New York Plaza, 15th Floor, New York, New York 10004. The Company may appoint and change any Paying Agent or Registrar without notice to any Holder, provided that the Company shall maintain in The City of New York an office or agency of the Registrar and the Paying Agent. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

4.       Indenture

         This Note is one of a duly authorized series of Securities of the Company, designated as its 7 3/8% Senior Notes due 2014, issued under an Indenture dated as of July 1, 2004, as amended and supplemented by the First Supplemental Indenture dated as of the Issue Date and as it may otherwise be supplemented thereafter with applicability to the Notes (as so amended and supplemented, the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), except as provided in the Indenture. Capitalized terms used herein or on the face hereof and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of those terms. Those terms are incorporated herein by reference.

         The Notes are unsecured, general obligations of the Company initially limited to an aggregate principal amount specified in the Indenture, but with the right of the Company, subject to the conditions set forth in the Indenture, to issue from time to time after the Issue Date an unlimited aggregate principal amount of Additional Notes. The Indenture provides for the issuance of other series of debt securities (including the Notes, the "Securities") thereunder.

5.       Redemption at the Option of the Company

         (a) At any time prior to July 15, 2007, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a Redemption Price of 107.375% of the principal amount, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders on a Regular Record Date to receive interest due on the relevant Interest Payment Date), with the net cash proceeds of one or more Equity Offerings, provided that:

         - at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

         - the redemption occurs within 180 days of the date of the closing of such Equity Offering.

         (b) On and after July 15, 2009, the Company may redeem all or a part of the Notes at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed to the applicable Redemption Date (subject to the right of Holders on a Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

                         YEAR                                            PERCENTAGE
                         ----                                            ----------
2009..................................................                    103.688%
2010..................................................                    102.458%
2011..................................................                    101.229%
2012 and thereafter...................................                    100.000%

         (c) The Company may redeem all or a part of the Notes, at any time prior to July 15, 2009, at a Redemption Price equal to the greater of:

         - 100% of the principal amount of the Notes to be redeemed plus accrued but unpaid interest to the Redemption Date; and

         - (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to July 15, 2009 (except for currently accrued but unpaid interest) (assuming the Notes are redeemed, and based on the applicable Redemption Price, on that date) discounted to the Redemption Date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate, plus 50 basis points, plus (b) accrued but unpaid interest to the Redemption Date (subject to the right of Holders on a Regular Record Date to receive interest due on the relevant Interest Payment Date).

The actual Redemption Price, calculated as provided in this clause (c), shall be calculated and certified to the Trustee and the Company by the Independent Investment Banker. For purposes of determining the Redemption Price pursuant to this clause (c), the following definitions are applicable:

         "Comparable Treasury Issue" means the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to July 15, 2009 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity.

         "Comparable Treasury Price" means, for any Redemption Date, (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

         "Independent Investment Banker" means Citigroup Global Markets Inc. and any successor firm, or if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

         "Reference Treasury Dealer" means each of Citigroup Global Markets Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc. and their respective successors, plus two other dealers selected by the Independent Investment Banker that are primary U.S. government securities dealers in New York City; provided, if any of Citigroup Global Markets Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc. or any primary U.S. government securities dealer selected by the Independent Investment Banker shall cease to be a primary U.S. government securities dealer, then such other primary U.S. government securities dealers as may be substituted by the Independent Investment Banker.

         "Reference Treasury Dealer Quotations" means, for each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date, as quoted in writing to the Trustee by such Reference Treasury Dealer.

         "Treasury Rate" means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week in which the calculation date falls (or in the immediately preceding week if the calculation date falls on any day prior to the usual publication date for such release) or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date, and no later than the Business Day next preceding the Redemption Date the Company shall deliver to the Trustee a written notice setting forth the Redemption Price and showing its calculation in reasonable detail. Any weekly average yields calculated by interpolation or extrapolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward.

         (d)      No sinking fund is provided for the Notes.

6. Purchase by the Company at the Option of the Holder upon a Change in Control

         Upon to the terms and subject to the conditions of the Indenture, if any Change in Control resulting in a Rating Decline occurs, the Company shall, at the option of the Holder, purchase all Notes for which a Change in Control Purchase Notice shall have been delivered as provided in the Indenture and not withdrawn, as of the date that is 35 Business Days after the occurrence of such Change in Control, for a Change in Control Purchase Price equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, thereon through and including the Change in Control Purchase Date (subject to the right of Holders on a Regular Record Date to receive interest due on the relevant Interest Payment Date). The Change in Control Purchase Price shall be paid in cash.

         Holders have the right to withdraw any Change in Control Purchase Notice by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the Change in Control Purchase Date in accordance with the provisions of the Indenture.

         If cash sufficient to pay the Change in Control Purchase Price of all Notes or portions thereof to be purchased as of the Change in Control Purchase Date is deposited with the Paying Agent on the Business Day following the Change in Control Purchase Date, then interest ceases to accrue on such Notes (or portions thereof) after the Change in Control Purchase Date and the Holders thereof shall have no other rights as such (other than the right to receive the Change in Control Purchase Price upon surrender of such Note). No interest on the Notes to be purchased will be payable by the Company on any Interest Payment Date subsequent to the Business Day following the Change in Control Purchase Date, if the requirements of the immediately preceding sentence are satisfied.

7.       Notice of Redemption

         Notice of redemption will be given in the manner provided in the Indenture not less than 30 days nor more than 60 days prior to the Redemption Date. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent by 11:00 a.m., New York City time, on the Redemption Date, from and after such Redemption Date, interest ceases to accrue on such Notes or portions thereof. No interest on redeemed Notes will be payable by the Company on any Interest Payment Date subsequent to the Redemption Date. Notes in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

8.       Denominations; Transfer; Exchange

         The Notes initially are issued are in permanent global form. Under certain circumstances described in the Indenture, Notes may also be issued in the form of certificated Notes in fully registered form, without coupons, in minimum denominations of $1,000 principal amount or in integral multiples thereof. A Holder may register a transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any transfer taxes or similar governmental changes required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption in whole or in part (except the unredeemed portion of any Note to be redeemed in part) or any Notes during a period beginning 15 Business Days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing such notice.

9.       Persons Deemed Owners

         The Person in whose name this Note is registered may be treated as the owner of this Note for all purposes.

10.      Amendment; Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes in certain respects set forth in the Indenture.

11.      Defaults and Remedies

         Under the Indenture, Events of Default include (i) default in the payment of interest that continues for a period of 30 days; (ii) default in the payment of the principal amount, Redemption Price or Change in Control Purchase Price with respect to any Note when the same becomes due and payable; (iii) failure by the Company to comply with any of the provisions of Sections 3.12 and 3.14, Section 4.14 or Section 5.01 of the Indenture; (iv) failure by the Company for 60 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of its other agreements in the Indenture or the Notes (or, if the default affects more than one series of Securities issued under the Indenture, the holders of at least 25% in aggregate outstanding principal amount of all series so affected);
(v) any Subsidiary Guarantee shall for any reason cease to be, or be asserted by the Company or any Subsidiary Guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of any such Subsidiary Guarantee in accordance with the Indenture); (vi) failure by the Company or any of its Subsidiaries to pay Indebtedness (other than Limited Recourse Indebtedness) of the Company or any Subsidiary when due within the applicable grace period, or the acceleration of such Indebtedness by the holders thereof, which Indebtedness exceeds $50 million in the aggregate; (vii) entry of certain judgments or orders against the Company or any Subsidiary; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If an Event of Default occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding may declare the principal amount of the Notes to be due and payable immediately, together with accrued and unpaid interest thereon, except that, in the case of an Event of Default specified in clause
(iv) above, if the Event of Default affects more than one series of Securities, the Trustee, or the Holders of not less than 25% in principal amount of the outstanding Securities of all series so affected shall be required to make such declaration. Certain events of bankruptcy or insolvency are Events of Default that will result in the principal amount of the Notes, together with accrued and unpaid interest thereon, becoming due and payable immediately upon the occurrence of such Events of Default.

         As set forth in, and subject to the provisions of, the Indenture, no Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless certain conditions set forth in the Indenture have been satisfied. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity satisfactory to it. Subject to certain limitations (including that, in some cases, a majority in principal amount of all outstanding Securities is required), Holders of a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting certain proceedings, or exercising any trust or power conferred on the Trustee.

12.      Trustee Dealings with the Company

         Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

13.      Discharge Prior to Maturity.

                  The Indenture with respect to the Notes shall be discharged and canceled upon the payment of all of the Notes and shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of any combination of funds and U.S. Government Obligations sufficient for such payment.

14.      No Recourse Against Others.

                  A director, officer, employee, stockholder, partner or other owner of the Company, any Subsidiary Guarantor or the Trustee, as such, shall not have any liability for any obligations of the Company under the Notes, for any obligations of any Subsidiary Guarantor under any Subsidiary Guarantee or for any obligations of the Company, any Subsidiary Guarantor or the Trustee under the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of Notes.

15.      Transfer Restrictions.

                  By its acceptance of any Note bearing a legend restricting transfer, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in the Indenture and in such legend and agrees that it will transfer such Note only as provided in the Indenture.

16.      Authentication

         This Note shall not be valid until an authorized officer of the Trustee or any authenticating agent manually signs the Certificate of Authentication on the other side of this Note.

17.      Abbreviations

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and UNIF TRANS MIN ACT (=Uniform Transfers to Minors Act).

18.      Governing Law

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THE LAWS OF THE STATE OF NEW YORK REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[19.     Registration Rights Agreement

         The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated [__________,_____], among the Company and the Initial Purchasers.](+)

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Note. Requests may be made to:

                  Pride International, Inc.
                  5847 San Felipe, Suite 3300
                  Houston, Texas 77057
                  Attention: General Counsel

-------------
(+) On Transfer Restricted Securities only.

                                 TRANSFER NOTICE

This Transfer Notice relates to $______________________ principal amount of the 7 3/8% Senior Notes due 2014 of Pride International, Inc., a Delaware corporation, held by ______________________________ (the "Transferor").

                  (I) or (we) assign and transfer this Note to

       __________________________________________________________________
              (Print or type assignee's name, address and zip code)

       __________________________________________________________________
               (Insert assignee's social security or tax I.D. no.)

and irrevocably appoint _______________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Your Signature: ________________________________________________________________
(Sign exactly as your name appears on the other side of this Note)

Date: __________________

Signature Guarantee:_________________________________________________
                        (Participant in a Recognized Signature
                             Guarantee Medallion Program)

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate (as defined below) of the Company, the undersigned confirms that such Notes are being transferred:

CHECK ONE BOX BELOW

(1) [ ]  to Pride International, Inc.; or

(2) [ ] to a "qualified institutional buyer" pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), that is purchasing for its own account or for the account of a "qualified institutional buyer" to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A; or

(3) [ ] outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act;

(4) [ ] pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 144 under the Securities Act; or

(5) [ ]  pursuant to an effective registration statement under the Securities
         Act.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that unless box (5) is checked the Trustee may require, prior to registering any such transfer of the Notes such legal opinions (if box
         (4) is checked), certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

         Unless the box below is checked, the undersigned confirms that such
         Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate"):

(6) [ ]  The transferee is an Affiliate of the Company.

Signature: ___________________________________

Date: ______________

Signature Guarantee:_________________________________________________
                         (Participant in a Recognized Signature
                              Guarantee Medallion Program)

TO BE COMPLETED BY PURCHASER IF BOX (2) ABOVE IS CHECKED.

The undersigned (i) represents and warrants that it is purchasing this Note for its own account or for an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, (ii) is aware that the sale to it is being made in reliance on Rule 144,
(iii) acknowledges that this Note has not been registered under the Securities Act and may not be sold except in compliance with the legend on the face of this Note and that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and (iv) is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:_______________

______________________________________________
[Signature of executive officer of purchaser]
Name:___________________________________
Title: _________________________________

                       OPTION OF HOLDER TO ELECT PURCHASE
                             UPON CHANGE IN CONTROL

         If you want to elect to have this Note purchased by the Company pursuant to Section 3.12 of the Indenture, check this box: [ ]

         If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.12 of the Indenture, state the principal amount you elect to have purchased: $_____________________ (in multiples of $1,000)

         This Note (or the portion thereof specified above) shall be purchased as of the Change in Control Purchase Date pursuant to the terms and conditions specified in paragraph 6 of this Note and in the Indenture.

Date:_____________                        Your Signature: ______________________
                                 (Sign exactly as your name appears on the Note)

                                    Tax Identification No.:_____________________

Signature Guarantee:_________________________________________________
                           (Participant in a Recognized Signature
                                Guarantee Medallion Program)

                     [SCHEDULE OF EXCHANGES OF SECURITIES]*

The following exchanges of a part of this Global Security for other Notes have been made:

                                                                                     Signature of
                                                                Principal Amount      Authorized
                                                                     of this            Officer
                       Amount of              Amount of          Global Security     of Trustee or
                      Decrease in            Increase in            Following           Global
                  Principal Amount of    Principal Amount of      Such Decrease        Security
Date of Exchange  this Global Security  this Global Security      (or Increase)        Custodian
----------------  --------------------  --------------------      -------------        ---------

--------------
* On Global Securities only.

                                    EXHIBIT B

                         FORM OF SUPPLEMENTAL INDENTURE

         THIS SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ___________________, among Pride International, Inc., a Delaware corporation (the "Company"), ________________________ (the "Subsidiary Guarantor"), a direct or indirect subsidiary of the Company, and JPMorgan Chase Bank, New York state banking corporation, as trustee under the indenture referred to below (the "Trustee"),

                              W I T N E S S E T H:

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Original Indenture"), dated as of July 1, 2004, as supplemented by the First Supplemental Indenture dated as of July 7, 2004 [add appropriate references to any further supplements] (the Original Indenture, as so supplemented, being herein referred to as the "Indenture"), providing for the issuance of the Company's 7 3/8% Senior Notes due 2014 (the "Notes");

         WHEREAS, Section 4.17 of the Indenture provides that under certain circumstances the Company is required to cause the Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of Holders;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes, as follows:

         1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

         2. Agreement to Guarantee. The Subsidiary Guarantor hereby agrees, jointly and severally with any other Subsidiary Guarantors under the Indenture, to guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Article XI of the Indenture and to be bound by all other applicable provisions of the Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

         3. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THE LAWS OF THE STATE OF NEW YORK REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

         4. Trustee Makes No Representation. The recitals and statements contained in this Supplemental Indenture shall be taken as the recitals and statements of the Company and the Subsidiary Guarantor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture, except that the Trustee is duly authorized by all necessary corporate actions to execute and deliver this Supplemental Indenture.

         5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                PRIDE INTERNATIONAL, INC.

                                By: ____________________________________________
                                    Name:
                                    Title:

                                [SUBSIDIARY GUARANTOR],

                                By: ____________________________________________
                                    Name:
                                    Title:

                                JPMORGAN CHASE BANK, as Trustee

                                By: ____________________________________________
                                    Name:
                                    Title:

                                    EXHIBIT C

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES
                           PURSUANT TO RULE 144A, ETC.

Re:      7 3/8% Senior Notes due 2014 of Pride International, Inc. (the
         "Issuer")

         This Certificate relates to $_____ principal amount of the above captioned Notes held in definitive form (the "Securities") by _____________________ (the "Transferor").

         The Transferor has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

         In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relative to the Securities and that the transfer of this Security does not require registration under the Securities Act (as defined below) because:*

         [ ]      Such Security is being acquired for the Transferor's own
account without transfer.

         [ ]      Such Security is being transferred to a "qualified
institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in accordance with Rule 144A under the Securities Act, that is purchasing for its own account or for the account of another qualified institutional buyer, in each case to whom notice is given that the transfer is being made in reliance on Rule 144A.

         [ ]      Such Security is being transferred in accordance with Rule 144 under the Securities Act (and based on an opinion of counsel if the Issuer or the Trustee so requests).

         [ ]      Such Security is being transferred in reliance on and in
compliance with another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Issuer so requests).

*Check appropriate response.

                                      [INSERT NAME OF TRANSFEROR]

                                      By: ______________________________________
                                          Name:
                                          Title:

                                          Address:

Date:____________________

                                    EXHIBIT D

                           CERTIFICATE TO BE DELIVERED
       IN CONNECTION WITH TRANSFERS OF SECURITIES PURSUANT TO REGULATION S

                                                                          [Date]

Pride International, Inc.
c/o JPMorgan Chase Bank, Trustee
4 New York Plaza , 15th Floor
New York, New York 10004
Attn: Institutional Trust Services

         Re: Pride International, Inc. (the "Issuer") 7 3/8% Senior Notes due 2014 (the "Securities")

Ladies and Gentlemen:

         In connection with our proposed transfer of $______ aggregate principal amount of the Securities, we confirm that such transfer has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (a) the offer of the Securities was not made to a person in the United States;

                  (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(a) of Regulation S; and

                  (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a distribution compliance period and the provisions of Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1).

         You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [NAME OF TRANSFEROR]

                                        By: ____________________________________
                                            Authorized Signatory

                                   APPENDIX A

                      FORM OF REGISTRATION RIGHTS AGREEMENT